As filed with the Securities and Exchange Commission on October 21, 2005

                                                Registration No. 333-127080


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 Amendment #3 to
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               MachineTalker, Inc.
                        -------------------------------
                 (Name of small business issuer in its charter)

                        Commission File Number:333-127080

       Delaware                          3823                      01-0592299
(State or jurisdiction of      (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization) Classification Code Number)   Identification No.)

            513 De La Vina Street, Santa Barbara, California 93101
                                 (805) 957-1680
          (Address and telephone number of principal executive offices)

             513 De La Vina Street, Santa Barbara, California 93101
(Address of principal place of business or intended principal place of business)

     Roland F. Bryan, 513 De La Vina Street, Santa Barbara, California 93101
                                 (805) 957-1680
            (Name, address and telephone number of agent for service)

                                   Copies to:

                             RICHARDSON & ASSOCIATES
                            MARK J. RICHARDSON, Esq.
                        233 Wilshire Boulevard, Suite 820
                         Santa Monica, California 90401
                                 (310) 393-9992

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]


                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
              Tile of each                                          Proposed                 Proposed
           class of securities                Amount to         maximum offering        maximum aggregate          Amount of
            to be registered                be registered        price per unit           offering price        registration fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share      73,367,050             $0.10                  $7,336,705             $ 929.56*
(1)
----------------------------------------------------------------------------------------------------------------------------------
                                    Total     73,367,050             $0.10                  $7,336,705             $ 929.56*
----------------------------------------------------------------------------------------------------------------------------------
*Already paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion Date of Prospectus

                                   PROSPECTUS

                               MACHINETALKER, INC.

                        73,367,050 shares of Common Stock

                               MachineTalker, Inc.
                              513 De La Vina Street
                         Santa Barbara, California 93101

                                  The Offering

         The shares covered by this Prospectus are comprised of an aggregate of 73,367,050 shares of the common stock, par value $0.001 per share, (the "Shares") of MachineTalker, Inc., a Delaware corporation ("MTI"), which are being offered for sale by 135 shareholders of MTI (the "Selling Securityholders"). We will not receive any of the proceeds from the sale of Shares by the Selling Securityholders. This is MTI's initial public offering. No public market currently exists for our common stock. As of September 15, 2005, there are 159,017,050 shares of common stock outstanding. We have concurrently applied to be quoted on the OTC Bulletin Board. A $0.10 per share price for sale of shares has been determined arbitrarily prior to OTC Bulletin Board approval, and prices may thereafter be negotiated variably by each individual Selling Securityholder at the time of any sale, after a public market exists, if ever it does. See "Plan of Distribution."

                           Anticipated Trading Symbol:
                     Over the Counter Bulletin Board - MTKR

                             -----------------------

         This investment involves a high degree of risk. You should purchase Shares only if you can afford a complete loss. See "Risk Factors" beginning on page 6.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             -----------------------

                                TABLE OF CONTENTS

Prospectus Summary Information                                             I-3
Risk Factors                                                               I-6
Use of Proceeds                                                            I-15
Determination of Offering Price                                            I-15
Capitalization                                                             I-15
Dilution                                                                   I-16
Selling Securityholders                                                    I-17
Plan of Distribution                                                       I-21
Legal Proceedings                                                          I-22
Directors, Executive Officers, and Controlling Persons                     I-22
Security Ownership of Certain Beneficial Owners and Management             I-27
Description of Securities                                                  I-29
Interest of Named Experts and Counsel                                      I-30
MachineTalker, Inc.                                                        I-30
Management's Discussion and Analysis of Financial
 Condition and Results of Operations                                       I-43
Description of Property                                                    I-48
Certain Relationships and Related Transactions                             I-48
Market for Common Equity and Related Stockholder Matters                   I-48
Executive Compensation                                                     I-49
Changes In and Disagreements With Accountants on
 Accounting and Financial Disclosure                                       I-50
Additional Information                                                     I-50
Financial Statements                                                       F-1

                         PROSPECTUS SUMMARY INFORMATION

         The following summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Prospectus and its Exhibits. Each prospective investor is urged to carefully read this Prospectus and its Exhibits in their entirety including but not limited to the risk factors.


                               MachineTalker, Inc.

         MachineTalker, Inc. ("MTI" or "we") is a Delaware corporation formed in January 2002 to engage in the business of developing and marketing a wireless control technology. Our patent pending technology allows governments, businesses, and individuals to deploy wireless security systems rapidly to protect and monitor things, places, and people. Most current security systems are static and rely on centralized control over various types of detectors or nodes. In contrast, MachineTalkers(R), which consist of powerful microprocessors with on-board sensors, detectors, readers or actuators, and wireless radios, bring data processing intelligence to the local level, creating a "smart" security system. The security system is "smart" in that its microprocessors are autonomous and can process sensor data in real-time, make local decisions, and take local action in response to a situation. Management believes that other security systems do not use microprocessors in this way and consist of components which cannot act on their own to make decisions.

         Talkers(R) automatically form an ad hoc wireless mesh network, creating intelligent nodes each capable of processing data in real-time and on a local basis. Once formed, a small community of Talkers(R) can operate independently or collectively to assess local conditions or events and take action accordingly. These cooperating Talkers(R) form redundant and self-healing networks in case of failure; and, one or more individual units can be connected to modems for wireless communication outside of the local community by way of the Internet. Talkers(R) can be used in a variety of applications. Customer applications for Talkers(R) include placing Talkers(R) within shipping containers to provide for tracking and security, and placing Talkers(R) on-board small aircraft to gather and report data to share with adjacent aircraft and ground stations. In general, potential commercial applications include sensors that can monitor location and environmental conditions, report its findings on a real time basis, and adjust environmental conditions autonomously. We cannot assure that we will be successful in marketing our wireless control technology. See "Risk Factors" beginning on page 6.

         Since inception we have primarily funded the development and promotion of our wireless control technology and resulting product line through the sale of shares of our common stock in a series of private placements made pursuant to

Rule 506 of Regulation D of the Securities Act of 1933, as amended, and through loans made to us by one of our founders. While we made our first sales of product and services in 2004, these sales were not sufficient to cover all expenditures for product development and marketing, resulting in a net loss since inception through June 30, 2005 of $2,274,478, of which $394,115 was incurred during our fiscal year ended December 31, 2003, $573,454 was incurred during our fiscal year ended December 31, 2004, $305,601 was incurred during the three months ended March 31, 2005, and $148,708 was incurred during the three months ended June 30, 2005. As a result of our operating losses in the current period as well as prior years and our accumulated deficit, our auditors have raised a concern as to our ability to continue as a going concern. While we believe that we will be able to continue as a going concern by making additional sales of product and services and by securing additional or alternative financing, if necessary, we cannot assure that we will be successful in our efforts.

         Our executive offices are located 513 De La Vina Street, Santa Barbara, California 93101 and our telephone number is (805) 957-1680. Our Internet address is www.machinetalker.com. Information contained on our World Wide Web site is not deemed to be a part of this Prospectus. We have concurrently applied to be quoted on the OTC Bulletin Board.


                             Selling Securityholders

         Our Selling Securityholders are offering for sale up to 73,367,050 shares of our common stock, which they previously purchased or were issued for services rendered to us. See "Selling Securityholders" and "Plan of Distribution." The Shares are being registered for a total of 134 shareholders who paid $0.025 per Share and $0.10 per Share for total cash consideration of $2,060,000, and one shareholder who received Shares for services rendered. All the purchases occurred within the last three (3) years.


                                  The Offering

Common stock outstanding (1)...........................159,017,050 shares

Common stock outstanding after the offering............159,017,050 shares

Use of Proceeds........................................We will not receive any of the proceeds
                                                       from  the  sale of
                                                       securities by the
                                                       Selling Securityholders.

Anticipated OTC Symbol..................................MTKR

Risk Factors...........................................The Shares offered hereby involves a high degree
                                                       of risk. See "Risk
                                                       Factors" on page 6.

---------------------------

(1) These shares are owned 23,500,000 by the Bryan Family Trust, 23,500,000 by Christopher T. Kleveland, the Vice President of Operations and a director of MTI, 1,000,000 by Brian Altounian, a director of MTI, and 37,971,050 by officers, directors, and employees of and consultants to MTI. See "Security Ownership of Certain Beneficial Owners and Management." Includes 70,000,000 shares of Common Stock which are owned by subscribers for shares of Common Stock sold by MTI as part of a series of private placements from May 2002 to January 2005 for a purchase price of $0.025 per share pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), of which (a) 16,000,000 were acquired by Roland F. Bryan, the Chairman, Chief Executive Officer, and President of MTI through the conversion of $400,000 of a loan made by him to us, (b) 10,000 were purchased by Mr. Bryan, and (c) 1,000,000 were purchased by Gerry Nadler, the Chief Scientist of MTI. Also includes 3,100,000 shares of Common Stock which are owned by subscribers for shares of Common Stock sold by MTI as part of a private placement from February 2005 to June 2005 for a purchase price of $0.10 per share pursuant to Rule 506 of Regulation D of the Securities Act. All shares have been adjusted to reflect the ten for one forward split of our Common Stock which became effective on September 7, 2004.

                             Summary Financial Data
                               MachineTalker, Inc.
                          (A Development Stage Company)


                                                  Six Months Ended                      Fiscal Year Ended
                                                    June 30, 2005                       December 31, 2004
                                                    -------------                       -----------------


Statement of Operations:
Revenues..........................                 $      164,683                        $        204,833
(Loss) from Operations............                       (445,058)                               (536,936)
(Net Loss)                                               (148,708)                               (573,454)

Per Common Share Data:
Net Loss..........................                 $     (454,309)                       $       (573,454)
Cash Dividends....................                            - 0 -                                   - 0 -
Book Value........................                         90,441                                (144,169)
Number of Shares outstanding......                    159,071,050                             141,930,000
Basic and diluted loss per share..                           (- 0 -)                                (0.01)
Weighted average shares outstanding                   157,287,241                             112,436,932

Balance Sheet Data:
Total Assets......................                 $      764,542                        $        333,933
Long-Term Debt....................                        436,000                                 436,000
Shareholders' Equity..............                         90,441                                (144,169)

                                  RISK FACTORS

         Purchasing shares of MTI's common stock ("Common Stock") is risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, among others.

WE HAVE A LIMITED OPERATING HISTORY AND, THEREFORE, CANNOT ASSURE THE ACCEPTANCE OF OUR SMART SECURITY NETWORK TECHNOLOGY.

         MTI was recently formed and has a limited operating history. We only recently commenced selling our wireless control smart security system and have made only two sales as of the date of this Prospectus. We made our first sale to NASA in July 2004 for an aircraft tracking trial application and our other sale to Kellogg, Brown & Root in December 2004 for a shipping container trial application. As of June 30, 2005, we have received revenue of $40,000 from NASA and have billed $500,000 to Kellogg, Brown & Root, $440,000 of which we have received. MTI cannot assure at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due. We believe that our success will depend in large part on governmental, industry, and public acceptance of our smart security network technology as a credible tool for protecting and monitoring things, places, and people. We intend to invest heavily in completing development of and enhancing our smart security network technology. As a result, we may incur operating losses.

WE CANNOT GUARANTEE THAT TALKERS(R) SALES WILL LEAD TO PROFITABILITY.

         Our business is speculative and dependent upon the acceptance of our smart security network technology and the effectiveness of our marketing program to convince the government, business, and the public to utilize our Talkers(R) so that MTI will become profitable. We cannot assure that government, business, or the public will accept our Talkers(R) or that MTI will earn any revenues or profit. We cannot assure that we will earn any revenues or that investors will not lose their entire investment.

IF WE FAIL TO COMPLETE DEVELOPMENT OF OUR SMART SECURITY NETWORK TECHNOLOGY, OUR BUSINESS WILL NOT BECOME PROFITABLE.

         Research and development projects are inherently speculative and subject to cost overruns. There is no assurance that we will be able to complete development of our smart security network technology, or that, once developed, smart security network components can be sold profitably. We may not develop any new products or services for sale from our research and development efforts.

OUR FAILURE TO OBTAIN NEW TRADEMARKS OR PROTECT OUR EXISTING TRADEMARKS MAY MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

          Although we have been issued four service/trademarks for certain products and services, we have also recently filed seven additional applications with the United States Office of Patents and Trademarks for which we have not yet been issued service marks or trademarks. We cannot assure that we will be successful in obtaining the service marks or trademarks, that these applications will not be challenged, that others will not attempt to infringe upon our marks, or that these marks will afford us any protection or competitive advantages. If we are unable to protect our rights to our trademarks or if such marks infringe on the rights of others, our business could be materially adversely affected.

IF WE ARE NOT GRANTED A PATENT OR OTHER PROTECTION TO PROTECT OUR PROPRIETARY RIGHTS, WE MAY NOT BE ABLE TO PREVENT OTHERS FROM DEPLOYING COMPETING PRODUCTS. CONVERSELY, OTHERS WHO HAVE BEEN GRANTED PATENTS OR OTHER PROTECTION MAY BE ABLE TO PREVENT US FROM DEPLOYING OUR PRODUCTS.

          Our business plan contemplates that we will have a significant market advantage because of the proprietary nature of our smart security network technology. We have filed for patent protection to protect our proprietary rights. We have not yet been granted a patent for our smart security network technology although we have produced working products for our customers that utilize the features in our patent application. If we do not receive patent protection for our technology, larger companies with greater resources than MTI may copy our products which would hurt our ability to compete in the marketplace. Additionally, we cannot assure that other companies may not challenge our legal right to utilize the technology, claiming that such use is an infringement of their patents, copyrights, trade secrets, or other
proprietary   rights  which  could  prevent  us  from  deploying  our  products.
Furthermore, we may not have the resources to defend against such a challenge. We cannot assure that we will be able to obtain patents for our products or services.

OUR INDUSTRY IS HIGHLY COMPETITIVE AND COMPETITIVE PRESSURES COULD PREVENT US FROM COMPETING SUCCESSFULLY IN THE SECURITY PRODUCTS AND SYSTEMS INDUSTRY.

          The security products and systems industry in which we compete is extremely competitive. Our principal competitors include Savi Technology and companies which have products for remote, wireless sensing. These competitors may have longer operating histories, greater name recognition, larger installed customer bases, and substantially greater financial and marketing resources than MTI. MTI believes that the principal factors affecting competition in this market include name recognition, United States Government mandates, and consumer confidence. Our ability to compete successfully in the security products systems industry depends in large part upon our ability to market our wireless control smart security system and to respond effectively to changing technology. We cannot assure that we will be able to compete successfully in the security products and systems industry, or that future competition will not have a material adverse effect on our business, operating results, and financial condition. See "MachineTalker, Inc. - Competition."

AS OF THE DATE OF THIS PROSPECTUS WE HAVE ONLY ONE CUSTOMER AND OUR BUSINESS WILL SUFFER IF WE LOSE THIS CUSTOMER.

          Management anticipates that we will earn most of our revenue for the foreseeable future from our existing customer, Kellogg, Brown & Root. If Kellogg, Brown & Root terminates its relationship with us, ceases to conduct business or defaults on payments to us, our financial condition will be adversely affected. Our agreement with Kellogg, Brown & Root, except for the software license agreement component, expired in July 2005 and by change order was extended to September 1, 2005. Although Kellogg, Brown & Root has orally agreed to extend the term of the agreement again for a period to be determined, we cannot assure if or for how long the agreement will actually be extended. Furthermore, pursuant to the software license agreement, Kellogg, Brown & Root has a right of first refusal to participate with us in the sale of our Talkers(R) for use in the area of tracking of inventory, containers, and similar packages during the term of the software license agreement, which ends in December 2009. This right of first refusal could have a material adverse effect on our business, operating results, and financial condition. Although we plan to pursue agreements with other potential customers, we cannot guarantee that we will successfully obtain additional customers.

OUR FAILURE TO IMPLEMENT OUR BUSINESS MODEL WILL CAUSE US TO INCUR SUBSTANTIAL OPERATING LOSSES.

          Our business model is predicated on our ability to sell smart security network devices, based on our proprietary technology. We anticipate that we will incur substantial operating losses until we are able to generate revenue from the sale of these products. We cannot assure that businesses, government, or the public will adopt our products and technology in the volume that we project, or that businesses, government, and other prospective customers will agree to pay the prices that we propose to charge. In the event our customers resist paying the prices projected in our business plan, our business, financial condition, and results of operations will be materially and adversely affected.

OUR FAILURE TO ACHIEVE BRAND RECOGNITION FOR MACHINETALKERS(R) COULD ADVERSELY EFFECT OUR OPERATING RESULTS.

         We believe that establishing and maintaining brand recognition for our smart security network technology is a critical aspect of our efforts to attract and expand our customer base. Promotion and enhancement of the MachineTalker(R) brand will depend largely on our success in providing high quality products and services. In order to attract and retain customers and to promote the MachineTalker(R) brand in response to competitive pressures, we may find it necessary to increase substantially our financial commitment to creating and maintaining the MachineTalker(R) brand. We cannot assure that we will obtain brand recognition for MachineTalker(R). Our failure to provide high quality services and products or to obtain and maintain brand recognition could have a material adverse effect on our business, results of operations, and financial condition.

IF WE ARE UNABLE TO RESPOND TO CHANGES IN TECHNOLOGY RAPIDLY, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY IN THE SECURITY PRODUCT AND SYSTEMS INDUSTRY.

         Wireless control is a rapidly evolving technology. To be successful we believe that we must be able to respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. To do so, we must continually improve the performance, features, and reliability of our wireless control products. We cannot assure that will be able to utilize new technologies effectively or successfully or adapt our products in a timely manner to a competitive standard. If we fail to maintain a competitive level of technological expertise or are unable to adapt in a timely manner to changing technology, market conditions, or customer requirements, we will not be able to compete in our market successfully.

OUR LACK OF DIVERSIFICATION MAY MAKE US MORE VULNERABLE TO ECONOMIC FLUCTUATIONS WITHIN OUR INDUSTRY.

         Because we have limited financial resources, we will unlikely be able to diversify our operations. Our inability to diversify our activities into more than one area will subject us to economic fluctuations within the particular industry in which we operate and therefore increase the risks associated with our operations.

OUR AUDITORS HAVE INCLUDED A GOING CONCERN QUALIFICATION IN THEIR OPINION.

         Our auditors have qualified their opinion to our financial statements because of concerns about our ability to continue as a going concern. These concerns arise from the fact that we have not yet established an ongoing source of revenues sufficient to cover our operating costs and that we must raise additional capital in order to continue to operate our business. If we are unable to continue as a going concern, you could lose your entire investment in us.

WE ARE SUBJECT TO NUMEROUS REGULATIONS AFFECTING WIRELESS COMMUNICATION AND SECURITY BUSINESSES. IF WE ARE REQUIRED TO INCUR COMPLIANCE OR REMEDIATION COSTS THAT ARE NOT CURRENTLY ANTICIPATED OUR OPERATING RESULTS COULD BE HURT.

         Our business is subject to various federal, state, and local laws affecting wireless communication and security businesses. The Federal Trade

Commission and equivalent state agencies regulate advertising and representations made by businesses in the sale of their products, which apply to us. Our business is also subject to government laws and regulations governing health, safety, working conditions, employee relations, wrongful termination, wages, taxes and other matters applicable to businesses in general. Failure of MTI to comply with applicable government rules or regulations could have a material adverse effect on our financial condition and business operations.

THE COSTS INCURRED BY US TO DEVELOP, ENHANCE, AND MARKET OUR SMART SECURITY NETWORK TECHNOLOGY MAY BE HIGHER THAN ANTICIPATED WHICH COULD HURT OUR ABILITY TO EARN A PROFIT.

         We may incur substantial cost overruns in the development, enhancement, and marketing of our smart security network technology. Such unanticipated costs may force us to obtain additional capital or financing from other sources, or may cause us to lose our entire investment in our smart security network technology if we are unable to obtain the additional funds necessary. Management is not obligated to contribute capital to MTI. There is no assurance that we will be able to obtain sufficient capital to implement our business plan successfully. If a greater investment is required in the business because of cost overruns, the probability of earning a profit or a return of the Shareholders' investment in MTI is diminished.

IF WE INCUR LIABILITIES WHICH WE ARE UNABLE TO PAY, SHAREHOLDERS COULD LOSE THEIR INVESTED CAPITAL.

         MTI may have liabilities to affiliated or unaffiliated lenders. These liabilities would represent fixed costs which would be required to be paid regardless of the level of business or profitability experienced by us. We cannot assure that we will be able to pay all of our liabilities. Furthermore, we are always subject to the risk of litigation from licensees, suppliers, employees, and others because of the nature of our business. Litigation can cause us to incur substantial expenses and, if cases are lost, judgments, and awards can add to our costs.

OUR SECURITY NETWORK PRODUCTS AND SERVICES MAY NOT BE PROFITABLE.

         Our business is speculative and dependent upon the development and acceptance of our smart security network products and services. We cannot assure whether we will be successful or that our business will result in revenue or profit, or that we will develop any commercial products. We cannot assure that we will earn significant revenues or that investors will not lose their entire investment.

WE ARE EXPOSED TO VARIOUS POSSIBLE CLAIMS RELATING TO OUR BUSINESS AND OUR INSURANCE MAY NOT FULLY PROTECT US.

         We cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. We maintain modest theft, casualty, liability, and property insurance coverage, along with workmen's compensation and related insurance. However, should uninsured losses occur, the Shareholders could lose their invested capital.

OUR FAILURE TO MEET OUR  FINANCIAL  OBLIGATIONS  COULD  SUBJECT OUR  BUSINESS TO
LIENS.

         Although our assets have never been subject to liens because we have always paid for materials and services on a timely basis and intend to continue to do so, we may encounter unforeseen circumstances in the future. If we fail to pay for materials and services for our business on a timely basis, our assets could be subject to materialmen's and workmen's liens. We may also be subject to bank liens in the event that we default on loans from banks, if any.

WE WILL NOT RECEIVE ANY PROCEEDS FROM THIS OFFERING AND MAY NOT HAVE ENOUGH CAPITAL TO CONTINUE OUR OPERATIONS.

         We will not raise capital from this offering. If our entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations and business performance would be materially adversely effected. There is no assurance that we will have adequate capital to conduct our business.

THE CONTROL OF MTI BY OUR PRINCIPAL STOCKHOLDERS MAY IMPEDE US FROM ENGAGING IN CERTAIN TRANSACTIONS.

         As the owners of 113,060,000 shares of MTI's Common Stock, our principal shareholders own approximately 71.10% of our capital stock. Accordingly, our principal shareholders are able to elect a majority of our directors and are in a position to control MTI. Such control by the principal shareholders may have the effect of discouraging certain types of transactions involving an actual or potential change of control of MTI. See "Security Ownership of Certain Beneficial Owners and Management."

IF WE LOSE ANY MEMBER OF OUR SENIOR MANAGEMENT TEAM AND ARE UNABLE TO FIND A SUITABLE REPLACEMENT, WE MAY NOT HAVE THE DEPTH OF SENIOR MANAGEMENT RESOURCES REQUIRED TO EFFICIENTLY MANAGE OUR BUSINESS AND EXECUTE OUR GROWTH STRATEGY.

         Under applicable state corporations law and the Bylaws of MTI, the officers and directors of MTI have the power and authority to manage all aspects of MTI's business. Shareholders must be willing to entrust all aspects of MTI's business to its directors and executive officers. MTI's success is substantially dependent on the performance of its executive officers and key employees. Given MTI's early stage of development, MTI is dependent on its ability to retain and motivate high quality personnel. Although we believe we will be able to engage qualified personnel for such purposes, an inability to do so could materially adversely affect our ability to develop and market our products. The loss of one or more of our key employees or our inability to hire and retain other qualified employees could have a material adverse effect on our business. See "Directors, Executive Officers, and Controlling Persons."

THE RELATIONSHIP OF OUR MANAGEMENT TEAM AND OUR AFFILIATES TO US COULD CREATE CONFLICTS OF INTEREST WHICH COULD HARM OUR BUSINESS.

         The relationship of management and our affiliates to MTI could create conflicts of interest. While management has a fiduciary duty to MTI, it also determines its compensation from MTI. Management's compensation from MTI has not been determined pursuant to arm's-length negotiation. While management believes that the consideration is fair for the work being performed, there is no assurance that the consideration to management reflects the true market value of its services.

WE WILL INDEMNIFY AND HOLD HARMLESS OUR OFFICERS AND DIRECTORS TO THE MAXIMUM EXTENT PERMITTED BY DELAWARE LAW, WHICH COULD REQUIRE US TO EXPEND CAPITAL OTHERWISE ALLOCATED TO THE GROWTH OF OUR BUSINESS FOR OUR INDEMNIFICATION OBLIGATIONS.

         Our Bylaws provide that we will indemnify and hold harmless our officers and directors against claims arising from Company activities, to the maximum extent permitted by Delaware law. If we were called upon to perform under our indemnification agreement, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

WE DETERMINED THE PRICE OF THE SHARES ARBITRARILY, SO THE PRICE MAY NOT ACCURATELY REFLECT THE TRUE VALUE OF THE SHARES.

         The offering price of the Shares was arbitrarily determined by us and does not bear any relationship to our assets, results of operations or book value, or to any other historically-based criteria of value.

WE DO NOT  ANTICIPATE  PAYING ANY  DIVIDENDS  ON THE  SHARES IN THE  FORESEEABLE
FUTURE.

         We do not anticipate that we will pay dividends on our Common Stock in the foreseeable future. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and marketing. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase the Shares. We cannot assure that we will ever have sufficient earnings to declare and pay dividends to the holders of our Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our Board of Directors.

IF WE ISSUE ADDITIONAL SHARES OF OUR STOCK, SHAREHOLDERS WILL EXPERIENCE DILUTION IN THEIR OWNERSHIP OF MTI.

         We are authorized to issue up to 500,000,000 shares of Common Stock, par value $0.001 per share. The Board of Directors has the authority to cause MTI to issue more shares of Common Stock, and to determine the rights, preferences and privileges of such stock, without the consent of any of our stockholders. Consequently, the Shareholders may experience more dilution in their ownership of MTI in the future.

IF WE BECOME SUBJECT TO PENNY STOCK REGULATION, SHAREHOLDERS MAY EXPERIENCE MORE DIFFICULTY SELLING THEIR SHARES.

         Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $3.00 (other than securities registered on certain national securities exchanges or quoted on NASDAQ provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the liquidity of penny stocks. If, as expected, our securities become subject to the penny stock rules, purchasers of the Shares may find it more difficult to sell their securities.

FRAUD AND ABUSE HAVE BEEN RAMPANT IN THE MARKET FOR PENNY STOCKS IN RECENT YEARS, SO SHAREHOLDERS SHOULD BE CAUTIOUS.

         We want Shareholders to be aware that the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include
(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. We will not be able to control any of such patterns.

Cautionary Statements

         This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the risk factors below and elsewhere in this Prospectus. Important factors that may cause actual results to differ from projections include, for example:

     o    adverse economic conditions,

     o    volatility and/or decline of MTI's stock price,

     o    potential fluctuation in quarterly results,

     o    intense competition, including entry of new competitors and products,

     o changes in demand for MTI's smart security network products and services,

     o    insufficient revenues to cover operating costs,

     o    intense competition, including entry of new competitors,

     o    increased or adverse federal, state and local government regulation,

     o    inadequate capital,

     o    unexpected costs,

     o    lower revenues and net income than forecast,

     o    price increases for supplies,

     o    inability to raise prices,

     o failure to protect our proprietary rights or challenges to our rights to our technology

     o the risk of litigation and administrative proceedings involving MTI and its employees,

     o    higher than anticipated labor costs,

     o the possible fluctuation and volatility of MTI's operating results and financial condition,

     o    adverse publicity and news coverage,

     o    inability to carry out marketing and sales plans,

     o loss of key executives, changes in interest rates, inflationary factors, and

     o other specific risks that may be alluded to in this Prospectus or in other reports issued by MTI.

         MTI does not promise to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.


                                 USE OF PROCEEDS

         We will not receive the proceeds of sales of Shares by Selling Securityholders.


                         DETERMINATION OF OFFERING PRICE

         Prior to this offering, there has been no public market for the Common Stock. The initial public offering price has been determined by us and may not be indicative of the market price of the Common Stock following this offering. Among the factors we considered in our determination were prevailing market conditions, certain financial information of MTI, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development, and other factors deemed relevant.


                                 CAPITALIZATION

         The following table sets forth as of June 30, 2005 the capitalization of MTI.

                                                            As of June 30, 2005
                                                               (Unaudited)(1)
Indebtedness:

  Long-term indebtedness.........................             $    436,000(2)
Stockholders' Equity:
  Common Stock, par value $0.001 per share
   500,000,000 shares authorized, 159,017,050 issued
   and outstanding (3)...........................               $2,364,919
  Retained Earnings (Deficit)....................              ($2,274,478)
                                                               -------------
  Total Shareholders' Equity (Deficit)...........             $     90,441
                                                               -------------
  Total Capitalization...........................             $    526,441
                                                               =============
--------------------

(1)  See "Financial Statements."

(2) Reflects a related party debt owed by us to Roland Bryan, our Chairman and Chief Executive Officer, bearing simple interest at 6% per annum and due July 2009, payable interest only annually, and convertible into 17,440,000 shares of our Common Stock at any time.

(3) Reflects the ten for one forward split of our Common Stock which became effective on September 7, 2004. Does not include the exercise of any outstanding stock options or warrants.


                                    DILUTION

         The difference between the public offering price per share of Common Stock and the net tangible book value per share of Common Stock constitutes the dilution to investors in this offering. Net tangible book value is determined by dividing the net tangible book value (stockholders' equity adjusted for the retained earnings (deficit)) by the number of outstanding shares of Common Stock.

         As of June 30, 2005, the net tangible book value of MTI was $90,441 or approximately $0.00057 per share of Common Stock. Net tangible book value per share consists of stockholders' equity adjusted for the retained earnings (deficit), divided by the total number of shares of Common Stock outstanding. As of June 30, 2005, the purchasers of Common Stock will incur an immediate dilution of approximately $0.09943 per share from the purchase price. Furthermore, without giving effect to any changes in the net tangible book value of MTI after June 30, 2005, other than to give effect to the exercise of 7,000,000 common stock options at an exercise price of $.05 per share, 1,000,000 common stock options at an exercise price of $0.025 per share, 3,292,000 common stock purchase warrants at an exercise price of $0.025 per share, and 785,000 common stock purchase warrants at an exercise price of $0.10 per share, the pro forma net tangible book value on a fully diluted basis at June 30, 2005, would have been $1,152,682 or approximately $0.0067 per share. As of June 30, 2005, the purchasers of Common Stock will incur an immediate dilution on a fully diluted basis of approximately $0.0933 per share from the purchase price. "Dilution" means the difference between the offering price and the net tangible book value per share after giving effect to the offering. Holders of Common Stock may be subjected to additional dilution if any additional securities are issued as compensation or to raise additional financing. The following table illustrates the dilution which purchasers of Shares will incur and the benefit to current stockholders as a result of this offering:

                                                     Actual(1)     Fully Diluted
                                                                    Basis(1)(2)
                                                     -----------   -------------
  Price per share.................................   $     0.10       $    0.10
  Pro forma net tangible book value per share
   as of June 30, 2005............................   $  0.00057       $  0.0067
  Dilution per share to new investors.............   $  0.09943       $  0.0933

-----------------------

(1)  Assumes that all 73,367,050 shares of Common Stock are sold.

(2) Assumes that 7,000,000 common stock options are exercised at $0.05 per share, 1,000,000 common stock options are exercised at $0.025 per share, 3,292,000 common stock purchase warrants are exercised at $0.025 per share, and 785,000 common stock purchase warrants are exercised at $0.10 per share.


                            SELLING SECURITY HOLDERS

         The following table sets forth the names of the Selling Securityholders, the number of shares of Common Stock beneficially owned by each Selling Securityholder as of September 15, 2005, and the number of Shares being offered by each Selling Securityholder. The Shares being offered hereby are being registered to permit public secondary trading, and the Selling Securityholders may offer all or part of the Shares for resale from time to time. The Selling Securityholders are under no obligation to sell all or any portion of the Shares nor are the Selling Securityholders obligated to sell any Shares immediately under this Prospectus. All information with respect to share ownership has been furnished by our transfer agent of record. The Selling Securityholders may own additional shares held in street name which are not reflected in the following table. Because the Selling Securityholders may sell all or part of their Shares, no estimates can be given as to the number of Shares that will be held by any Selling Securityholder upon termination of any offering made by this Prospectus. See "Plan of Distribution."




                                                                     Shares                            Shares Owned
                                                               Beneficially Owned     Shares to Be       After the
                                                                 Prior to the          Sold in the       Offering
                 Name of Selling Stockholder                     Offering(1)(3)       Offering(2)         (1)(2)
                 ---------------------------                     --------------       -----------         ------
Michael                        Allaire                              200,000             200,000              0
Carolyn and Richard            Andrews                              200,000             200,000              0
Mark                           Barker                                50,000              50,000              0
Steven                         Bartling                           1,000,000           1,000,000              0
William E., Jr. and Alice      Beifuss                            7,120,000           7,120,000              0
Jacqueline                     Belusa                                40,000              40,000              0
Liselle                        Belusa                                40,000              40,000              0
Eric                           Belusa                               190,000             190,000              0
Ronald                         Belusa                               200,000             200,000              0

                                      I-17

Larry                          Benson                               500,000             500,000              0
Andrew                         Berk                                 200,000             200,000              0
Roy                            Bethel                               100,000             100,000              0
Thomas                         Blackburn                            200,000             200,000              0
Mark W. and Deborah H.         Blackman                             400,000             400,000              0
Erik                           Bloomquist                            50,000              50,000              0
Frances                        Bolle                                 50,000              50,000              0
Ted J., Sr. and Mary K.        Bowersox                             100,000             100,000              0
William                        Boyd                                 800,000             800,000              0
Bernard                        Brandstater                          250,000             250,000              0
Karl                           Brown                                350,000             350,000              0
Robert L.                      Brunker Trust Dated 11/15/02          50,000              50,000              0
Kathleen                       Bryan                                 50,000              50,000              0
Kenneth                        Bryan                                 50,000              50,000              0
Jon                            Bryan                                100,000             100,000              0
Roger and Deborah              Bryan                                600,000             600,000              0
Roland                         Bryan                             39,510,000(4)       16,010,000     23,500,000
Blair                          Capital.                           2,000,000           2,000,000              0
Fred                           Carpenter                             50,000              50,000              0
Glenn                          Catron                                50,000              50,000              0
Alex                           Cavus                                400,000             400,000              0
Eloy R. and Ellen P.           Corona                                50,000              50,000              0
Kauai                          Credit.                            1,000,000           1,000,000              0
Chris                          Crossley                             200,000             200,000              0
Robert                         Currie                                50,000              50,000              0
Ron                            DenBoer                              200,000             200,000              0
Virinder                       Dhillon                              200,000             200,000              0
Harinder                       Dhillon                              400,000             400,000              0
Dave                           Dobrin                                50,000              50,000              0
David                          Dobrin                                50,000              50,000              0
Lauren                         Doko                                 200,000             200,000              0
Kristi                         Dryden                               200,000             200,000              0
Thomas                         Dwyer                                100,000             100,000              0
BRP                            Enterprises (6)                       50,000              50,000              0
Sterling Trust                 FBO Gyula Etter                       50,000              50,000              0
Michael                        Evans                                200,000             200,000              0
Duwayne                        Evenson                               50,000              50,000              0
Barry                          Ewing                                400,000             400,000              0
Laura                          Fairbanks                            200,000             200,000              0
Mary                           Falso                                200,000             200,000              0
Fiserv Securities              FBO Steven M. Bathgate             1,000,000           1,000,000              0
Scott                          Foley                                 50,000              50,000              0
Jesse                          Fowler                                50,000              50,000              0
Frank and Amy                  Frazer                               600,000             600,000              0
Patrick E. and Marianne P.     Gillespie                             50,000              50,000              0
Steve                          Gillespie                             50,000              50,000              0
Leni                           Gillis                                50,000              50,000              0
Steven W. and Mary G.          Gordon                               200,000             200,000              0
William L., Sr. and Nancy A.   Guggemos                             200,000             200,000              0
Halkett Family                 Trust                              1,500,000           1,500,000              0

                                      I-18

Halprin Family                 Trust, Dated March 28, 1985           50,000              50,000              0
Sterling Trust                 FBO James A. Hammann               1,000,000           1,000,000              0
James                          Hammann                            1,000,000           1,000,000              0
Harold                         Havekotte                             50,000              50,000              0
Shining Star 09-13-2000 Trust  FBO Phyllis Janet Holmes             500,000             500,000              0
Phyllis Janice                 Holmes Living Trust                  500,000             500,000              0
Richard                        Johnson                              200,000             200,000              0
Tim                            Kaiser                               400,000             400,000              0
Larry                          Kaufman                              100,000             100,000              0
Holly                          Killion                              200,000             200,000              0
Robert D. and Pamela M.        King                                 400,000             400,000              0
Kolanowski Family              Trust, Dated December 2, 2003         50,000              50,000              0
Matt                           Kramer                               100,000             100,000              0
Melvin A. and Barbara L.       Lahmann                               50,000              50,000              0
David                          Lee                                1,080,000           1,080,000              0
Esther                         Lee                                1,600,000           1,600,000              0
Dennis and Nancy               LePon                                200,000             200,000              0
Private                        Life                                 800,000             800,000              0
Kimberly                       Long                                 200,000             200,000              0
Juliet E. and Ronald C.        Long                                 250,000             250,000              0
Thomas                         Lutz                                  50,000              50,000              0
Jennifer                       Mandel                                50,000              50,000              0
Thomas                         Mason                              1,000,000           1,000,000              0
Dana and Karen                 Matsunaga                            200,000             200,000              0
Brian and Robin                McMahon                              400,000             400,000              0
Carolyn                        Miller                               300,000             300,000              0
Ross                           Munro                                200,000             200,000              0
Donald G. and Norma I.         Nachtegaele                          100,000             100,000              0
Gerald                         Nadler                             1,000,000           1,000,000              0
Roy                            Neumann                               50,000              50,000              0
Oliver Family                  Trust                                200,000             200,000              0
Julie-Ann                      O'Rear                            14,250,000          14,250,000              0
Wade                           Pedrotti                             200,000             200,000              0
John                           Pulliam                              200,000             200,000              0
Tim                            Raney                                200,000             200,000              0
Paul                           Ronan                                100,000             100,000              0
Lloyd                          Rutherford                            50,000              50,000              0
Ghanim                         Sabeh                                 50,000              50,000              0
Bassel                         Salloum                               50,000              50,000              0
James                          Salloum                               50,000              50,000              0
Michael and Hoda               Salloum                               50,000              50,000              0
Oscar G. and Susan A.          Sanchez                              100,000             100,000              0
Raffi                          Sarkissian                           200,000             200,000              0
Fred                           Schwartz                             100,000             100,000              0
Brian                          Schwartz                             200,000             200,000              0
Edward                         Shen                                 100,000             100,000              0
Andrew                         Slonka                               267,050             267,050              0
Brent                          Smith                                200,000             200,000              0
Gary                           Smith                                200,000             200,000              0
Leroy                          Solt                                  50,000              50,000              0

                                      I-19

Lisa                           Song                                 100,000             100,000              0
Sterling Trust                 FBO Edward W. Stoll                   50,000              50,000              0
Southwest Securities           FBO Kent E. Stone                    400,000             400,000              0
Samuel R. and Nancy B.         Spear                                200,000             200,000              0
Warren                         Spencer                              200,000             200,000              0
Russell                        Spencer                              400,000             400,000              0
James                          Standaert                            760,000             760,000              0
Paul                           Summers.                              50,000              50,000              0
Kenneth                        Tam                                  200,000             200,000              0
Laurie and Walter              Tayenaka                              50,000              50,000              0
Charles E. Tronson and Mary    Revocable Trust                      200,000             200,000
Jane Tronson                                                                                                 0
David                          Tronson                              200,000             200,000              0
Joseph                         Tucker                                50,000              50,000              0
Mohammadali                    Vaghar                               400,000             400,000              0
Van Burkleo                    Grantor Trust Dated 1/10/92           50,000              50,000              0
David                          Van Middlesworth                     200,000             200,000              0
David and Deborah              Van Zuidam                           500,000             500,000              0
Scott                          Wagner                                50,000              50,000              0
Carol                          Warfield                             200,000             200,000              0
Jerry                          Webb                                  50,000              50,000              0
Gary                           Werner                               200,000             200,000              0
Scott                          Widmer                                10,000              10,000              0
Lisa                           Wong                                 100,000             100,000              0
Russell D.                     Wong Trust                           800,000             800,000              0
Kent                           Zimmer                                50,000              50,000              0

--------------------
(1) Except as set forth in footnote (3) below, beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The persons named in the table above have sole voting and investment power with respect to all Shares of Common Stock shown as beneficially owned by them.

(2)  Assumes all Shares offered hereby are sold in the offering.

(3) Some of these Shares may have been sold by the Selling Stockholder prior to the date of this Registration Statement.

(4) 23,500,000 of these shares are owned by the Bryan Family Trust. None of shares owned by the Bryan Family Trust shares will be registered.

(5) Effective September 19, 2002, Mr. Nadler was granted 7,000,000 incentive stock options to purchase 7,000,000 shares of Common Stock pursuant to MIT's Option Plan. These Options vest as follows: 25% on September 19, 2003, and 1/36 every 30 days thereafter until the remaining Options have vested. These Options are exercisable for a period of ten years from the date of grant at an exercise price of $0.05 per share. As of July 31, 2005, 5,015,068 of these Options were vested.

(6)  Bruce Pennell has voting or investment control over BRP Enterprises.

         All the Shares offered by this Prospectus are being offered for the account of the Selling Securityholders. Accordingly, we will not receive any proceeds of any sales. See "Use of Proceeds."

                              PLAN OF DISTRIBUTION

         The Shares may be sold or distributed from time to time by the Selling Securityholders or by pledgee, donees or transferees of, or successors in interest to, the Selling Securityholder, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or who may acquire Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the Shares may be effected in one or more of the following methods: (i) ordinary brokers transactions, which may include long or short sales, (ii) purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this Prospectus,
(iii) "at the market" to or through market makers or into an existing market for the Common Stock, (iv) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents, (v) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or (vi) any combination of the foregoing, or by any other legally available means. In addition, the Selling Securityholders may enter hedging transactions with broker-dealers who may engage in short sales of Shares of Common Stock in the course of hedging the positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers that require delivery by such broker-dealers of the Shares, which Shares may be resold thereafter pursuant to this Prospectus.

         Brokers, dealers, underwriters or agents participating in the distribution of the Shares may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commission). Any broker-dealer acting in connection with the sale of the Shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of Shares as principals may be deemed underwriting compensation under the Securities Act. Neither the Company nor any Selling Securityholder can presently estimate the amount of such compensation. The Company knows of no existing arrangements between any Selling Securityholder and any such stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Shares.

         Each Selling Securityholder and any other person participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and its rules and regulations, including Regulation M, which may limit the timing of purchases and sales of securities by the Selling Securityholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specific period of time prior to the commencement of such distribution, subject to specified exceptions. These rules may affect the marketability of the securities offered by this Prospectus.

         Any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

         There can be no assurance that the Selling Securityholders will sell any of the Shares of Common Stock offered by them under this Prospectus.


                                LEGAL PROCEEDINGS

         MTI is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.


                DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Executive Officers and Directors

         The following lists MTI's executive officers, directors, and key employees as of September 15, 2005:

       NAME                                        POSITION
       -----------------                           ---------------------------
       Roland F. Bryan                            President,  Chief Executive
                                                  Officer,  Chief Financial
                                                  Officer, and Chairman of the
                                                  Board of Directors

       Christopher T. Kleveland                   Vice President of Operations,
                                                  Secretary, and Director

       Gerald A. Nadler                           Chief Scientist (Key Employee)

       Brian Altounian                            Director

         ROLAND F. BRYAN, age 70, has been the President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors of MTI since our inception in January 2002. For the six years prior to founding MTI, Mr. Bryan was self employed as an independent advisor to several high-tech companies on corporate organization, management, marketing and product development. Mr. Bryan's professional background is in the areas computer science research and process control through computer automation. During the last 25 years he has built up and sold several high-tech companies in the fields of telecommunications networking, military computer systems and commercial equipment for network access. In 1974, he founded Associated Computer Consultants, Inc. ("ACC"), a company that implemented interconnections to the first packet network for many United States government agencies. In 1983 the name of the company was changed to Advanced Computer Communications, Inc. and continued to produce networking products for both military and commercial applications. ACC made the Inc. 500 List of Fastest Growing Companies in 1984. In 1991 the company was split into two separate businesses, one to concentrate on military products, the other to concentrate on commercial products. ACC was acquired by Ericsson in 1998 for $265 million. In September 1994, Wired Magazine honored Mr. Bryan and 18 others, as the "Creators of the Internet."

         CHRISTOPHER T. KLEVELAND, age 54, has been the Vice President of Operations, Secretary, and a director of MTI since our inception in January 2002. From June 1998 until the incorporation of MTI, Mr. Kleveland served as Vice President of Operations for SecureCoin, Inc. From October 1994 to December 2003, he served as President and Chief Executive Officer of Interforce Information Inc., an information technologies consulting firm. From June 1996 to June 1997, Mr. Kleveland served as Chief Technical Officer for PersonAlarm
Corporation. From August 1979 to May 1996, he was the Vice President of Operations of Advanced Computer Communications, where he established and operated a $20 million manufacturing facility supplying both military and commercial network electronics hardware.

         GERALD A. NADLER, age 62, as our Chief Scientist, has been a key employee of MTI since our inception in January 2002. From 1998 to January 2002, Mr. Nadler was self employed as an independent advisor consulting on designs of networking products for Cratos Networks, Nortel/Aptis, Lucent/Ascend, Openroute, Shiva, and Data General. In 1992, Mr. Nadler founded and from 1992 to 1995 was the President of Elettra Systems, a data communications company. From 1987 to 1991, he designed the spread spectrum wireless meter-reading system for Metricom. In 1985, he founded and from 1985 to 1987 was the President of Token Automation, a data communications company. In 1979, he founded and from 1979 to 1985 was the President of Distributed Computer Systems, a computer and data communications company. From 1976 to 1979, he was a computer architect at Wang Laboratories.

         BRIAN ALTOUNIAN, age 41, has been a director of MIT since June 2004. Mr. Altounian has over 16 years of experience in the areas of business development, finance, operations and administration. Since October 2003, he has been the Chairman of the Board of XsunX, Inc., a publicly traded technology company (OTCBB:XSNX). Since January 2003, Mr. Altounian has been an independent consultant, advising companies in the areas of marketing and business development. From January 2000 to December 2002, Mr. Altounian served as Executive Vice President of Plyent, Inc., a provider of a proprietary software solution that allows dynamic wireless Web access by Web enabled wireless thin devices, such as cell phones and personal digital assistants. Prior to working for Plyent, Inc. Mr. Altounian spent 12 years in the entertainment industry. From January 1998 to December 1999, he was the Vice President of Finance of

Lynch Entertainment, a producer of family television series for the Nickelodeon and Disney Channels. While at Lynch, he established subsidiary corporations, purchased and oversaw the construction of a state-of-the-art television studio facility, and built the infrastructure of the company. From June 1995 to June 1996, he was the Director of Finance and Administration of Time Warner Interactive. From January 1994 to June 1995, he was the Finance Manager of
National Geographic Television. From January 1991 to January 1993, Mr. Altounian, owned an operated his own consulting company, BKA Enterprises, advising small companies in the entertainment industry, including but not limited to Two Oceans Entertainment Group, Papazian-Hirsch Entertainment, The Santa Barbara Grand Opera Association, International Documentary Association and In-Finn-Ity Productions, in the areas of finance, administration and operations. Mr. Altounian received a Masters degree in Business Administration from Pepperdine University in 1992 and a Bachelor degree in psychology from the University of California, Los Angeles in 1987.

BOARD OF DIRECTORS AND COMMITTEES

         Our Board of Directors presently consists of three members: Roland F. Bryan, Christopher T. Kleveland, and Brian Altounian. Our Bylaws generally provide for majority approval of directors in order to adopt resolutions. The Board of Directors may be expanded in the future. All executive officer compensation, including payroll expenditures, salaries, stock options, stock incentives, and bonuses, must be approved by the unanimous consent of the Board of Directors. The Board of Directors maintains an Audit Committee, of which Brian Altounian is the sole member. We are currently preparing the Charter for our Audit Committee and the Code of Ethics for our business operations and information disclosures.

         The Audit Committee is authorized by the Board of Directors to review, with our independent accountants, our annual financial statements prior to publication, and to review the work of, and approve non-audit services performed by, such independent accountants. The Audit Committee makes annual recommendations to the Board for the appointment of independent public accountants for the ensuing year. The Audit Committee also reviews the effectiveness of the financial and accounting functions and the organization, operation and management of MTI.

MTI'S 2002 STOCK OPTION PLAN

         On February 15, 2002, the Board of Directors and a majority of shareholders adopted MTI's 2002 Stock Option Plan (the "Option Plan") under which a total of 20,000,000 shares of Common Stock has been reserved for issuance. The Option Plan terminates on February 15, 2012, unless sooner terminated by the Board of Directors.

         Options granted under the Option Plan may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or nonstatutory stock options and become exercisable in accordance with terms approved at the time of grant. Incentive stock options may be granted to any officer or other employee of MTI or any parent or subsidiary of MTI, including members of the Board of Directors who are also employees of MTI or any parent or subsidiary of MTI. Nonstatutory stock options may be granted to officers or other employees of MTI or any parent or subsidiary of MTI, to members of the Board of Directors or the board of directors of any parent or subsidiary of MTI whether or not employees of MTI or any parent or subsidiary of MTI, and to certain other individuals providing services to MTI or any parent or subsidiary of MTI. The Option Plan is currently administered by the Board of Directors which has the authority to determine optionees, the number of shares covered by each option, the type of option (i.e., incentive or nonstatutory), the applicable vesting schedule, the exercise price, the method of payment and certain other option terms. The Board of Directors from time to time, in its absolute discretion, may also (a) award Restricted Stock (in lieu of Options) to employees of, consultants to, and directors of MTI and (b) permit Option holders to exercise their Options prior to full vesting and hold the Common Stock issued upon exercise of the Option as Restricted Stock.

         The exercise price of an option granted under the Option Plan may not be less than 100%, in the case of an incentive stock option, but may be may be less than, equal to or greater than 100%, in the case of a nonstatutory stock option, of the fair market value of the Common Stock subject to the option on the date of the option grant. To the extent that the aggregate fair market value of the stock subject to incentive stock options that become exercisable for the first time during any one calendar year exceeds $100,000 (as determined at the grant date) plus fifty percent (50%) of any unused limit carryover from prior years, the options in excess of such limit shall be treated as nonstatutory stock options. Options may be granted under the Option Plan for terms of up to ten years and will typically be exercisable in installments in accordance with a vesting schedule approved by the Board of Directors at the time an option is granted. Options are not transferable other than upon death or between spouses incident to divorce. Options may be exercised at various periods up to 180 days after the death of the optionee or up to 90 days after the termination of employment of the optionee not for "cause," as that term in defined in the Option Plan, to the extent the option was then exercisable.

         To date we have granted a total of 8,000,000 incentive stock options to employees of MTI, all of which vest as follows: 25% on the Vesting Commencement Date, as defined in each stock option agreement, and 1/36 every 30 days thereafter until the remaining Options have vested. These Options are exercisable for a period of ten years from the date of grant and 7,000,000 are exercisable at an exercise price of $0.05 per share and 1,000,000 are exercisable at an exercise price of $0.025 per share. We are generally permitted to issue additional shares of our capital stock with the approval of our Board of Directors and without the consent of MTI's shareholders. No such options have been issued or granted to our executive officers.

LIMITATION OF LIABILITY AND INDEMNIFICATION

         Under   Delaware   General   Corporation   Law  and  our   Articles  of
Incorporation, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

         The effect of this provision in our Articles of Incorporation is to eliminate the rights of MTI and our stockholders (through stockholder's derivative suits on behalf of MTI) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of MTI or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, our Articles of Incorporation provide that if Delaware law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. Delaware General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law. Our Bylaws provide for indemnification of such persons to the full extent allowable under applicable law. These provisions will not alter the liability of the directors under federal securities laws.

         We intend to enter into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, indemnify our directors and officers for certain expenses (including attorneys' fees), judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of MTI, arising out of such person's services as a director or officer of MTI, any subsidiary of MTI or any other company or enterprise to which the person provides services at the request of MTI. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling MTI pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

GENERAL

         The following table lists the security ownership of management and stockholders of MTI who beneficially own 5% or more of the outstanding stock of MTI and their respective holdings of Common Stock in MTI as of September 15, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. The percentage of beneficial ownership is based on 159,017,050 shares of Common Stock outstanding as of September 15, 2005.


                                           Number of Shares Owned                     Percentage of Ownership
         Name and Address
          of Stockholder             Before Offering      After Offering     Before Offering(1)       After Offering(1)
----------------------------------------------------------------------------------------------------------------------------
Roland F. Bryan(2)                      39,510,000          23,500,000             24.85%                   14.78%
c/o MachineTalker, Inc.
513 De La Vina Street
Santa Barbara, California 93101

Christopher T. Kleveland (3)            23,500,000          23,500,000             14.78%                   14.78%
c/o MachineTalker, Inc.
513 De La Vina Street
Santa Barbara, California 93101

Mark P. Harris(4)                       23,500,000          23,500,000             14.78%                   14.78%
c/o MachineTalker, Inc.
513 De La Vina Street
Santa Barbara, California 93101

Wings Fund, Inc.(5)                     10,300,000          10,300,000              6.48%                    6.48%
c/o MachineTalker, Inc.
513 De La Vina Street
Santa Barbara, Califonria 93101

Gerry Nadler(6)                          1,000,000               0                  0.63%                      0
c/o MachineTalker, Inc.
513 De La Vina Street
Santa Barbara, California 93101

                                      I-27

Brian Altounian(7)                       1,000,000           1,000,000              0.63%                    0.63%
c/o MachineTalker, Inc.
513 De La Vina Street
Santa Barbara, California 93101

Julie O'Rear                            14,250,000              0                   8.96%                      0
401 Church Road
Taigum, Queensland
Australia 4018

                                        ---------           ---------            ----------               ---------
Totals                                 113,060,000          81,800,000             71.10%                   51.44%
---------------------------

(1) Does not include the exercise of 4,077,000 warrants to purchase 4,077,000 shares of Common Stock and 8,000,000 options to purchase 8,000,000 shares of Common Stock.

(2) Roland F. Bryan is the President, Chief Executive Officer, and Chairman of the Board of Directors of MTI. 23,500,000 of these shares are owned by the Bryan Family Trust. Mr. Bryan holds an option to purchase 13,500,000 shares from Mr. Harris at $0.10 per share and an option to purchase 13,500,000 shares from Mr. Kleveland at $0.10 per share. In addition, Mr. Harris and Mr. Kleveland have agreed that Mr. Bryan has the right to vote the shares held under these option agreements. Mr. Bryan holds a convertible note from MTI in the principal amount of $436,000, interest payable at the rate of 6% per year, principal due on or before July 2009, and convertible into 17,440,000 shares of common stock at $0.025 per share.

(3) Christopher Kleveland is a director and the Vice President of Operations of MTI.

(4)  Mark P. Harris is a former director of MTI.

(5)  Wings Fund, Inc. provides consulting services to MTI.

(6) As a Chief Scientist, Gerry Nadler is a key employee of MTI. Does not include 7,000,000 incentive stock options to purchase 7,000,000 shares of Common Stock granted to Mr. Nadler pursuant to MIT's Option Plan. These Options vest as follows: 25% on September 19, 2003 and 1/36 every 30 days thereafter until the remaining Options have vested. These Options are exercisable for a period of ten years from the date of grant at an exercise price of $0.05 per share. As of July 31, 2005, 5,015,068 of these Options were vested.

(7) Mr. Brian Altounian is a director of MTI. Does not include 315,000 warrants to purchase 315,000 shares of common stock issued to Mr. Altounian in consideration for marketing analysis consulting services provided by him to us. These warrants are exercisable for a period of five years at an exercise price of $0.025 per share.

                            DESCRIPTION OF SECURITIES

GENERAL

         As of September 15, 2005, our authorized capital stock consists of 500,000,000 shares of Common Stock, par value $0.001 per share, of which 159,017,050 shares are presently issued and outstanding and a maximum of 168,754,324 of which may be issued and outstanding upon the exercise of vested stock options and warrants.

COMMON STOCK

         All outstanding shares of Common Stock are, and the shares to be issued as contemplated herein will be, fully paid and nonassessable. As a class, holders of the Common Stock are entitled to one vote per share in all matters to be voted upon by the stockholders. Holders of Common Stock are entitled to receive such dividends when and as declared by the Board of Directors out of the surplus or net profits of MTI legally available therefor, equally, on a share for share basis. We do not anticipate paying dividends in the near future. In the event of a liquidation, dissolution or winding-up of MTI, the holders of Common Stock are entitled to share equally, on a share for share basis, in all assets remaining after payment of liabilities, subject to the prior distribution rights of any other classes or series of capital stock then outstanding. The Common Stock has no preemptive rights and is neither redeemable nor convertible, and there are no sinking fund provisions. As of September 15, 2005, our 159,017,050 shares of Common Stock outstanding were held by approximately 156 stockholders of record.

WARRANTS

         As of September 15, 2005, there were approximately 3,292,000 warrants outstanding exercisable until January 28, 2010 at a price of $0.025 per share, 525,000 warrants outstanding exercisable until March 23, 2010 at a price of $0.10 per share, 55,000 warrants outstanding exercisable until April 18, 2010 at a price of $0.10 per share, 5,000 warrants outstanding exercisable until April 28, 2010 at a price of $0.10 per share, and 200,000 warrants outstanding exercisable until June 16, 2010 at a price of $0.10 per share. Each warrant contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant under certain circumstances, including stock dividends, stock splits, reorganizations, reclassifications, and consolidations.

STOCK OPTIONS

         As of September 15, 2005, there were a total of 8,000,000 incentive stock options granted to employees of MTI pursuant to MTI's Option Plan, all of which vest as follows: 25% one year after the Vesting Commencement Date, as defined in each stock option agreement, and 1/36 every 30 days thereafter until the remaining Options have vested. These Options are exercisable for a period of ten years from the date of grant and 7,000,000 are exercisable at an exercise price of $0.05 per share and 1,000,000 are exercisable at an exercise price of $0.025 per share.

DIVIDEND POLICY

         We do not intend to pay cash dividends in the foreseeable future on the shares of Common Stock. Cash dividends, if any, that we may pay in the future to holders of Common Stock will be payable when, as, and if declared by the Board of Directors of MTI, based upon the Board's assessment of the financial condition of MTI, our earnings, our need for funds, and other factors including any applicable.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

LEGAL COUNSEL

         The validity of the issuance of the shares of Common Stock covered by this Prospectus will be passed upon for us by Richardson & Associates, counsel to the Company, 233 Wilshire Boulevard, Suite 820, Santa Monica, California, 90401. Mark J. Richardson Esq. of Richardson & Associates owns shares of MTI's Common Stock.

ACCOUNTANTS

         Our financial statements for the twelve months ended December 31, 2004 and December 31, 2003, appearing in the Prospectus have been audited by Rose, Snyder & Jacobs, a Corporation of Certified Public Accountants, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

         U.S. Stock Transfer Corporation in Glendale, California is our Transfer Agent and Registrar.

                               MACHINETALKER, INC.

GENERAL

         MachineTalker, Inc. ("MTI" or "we") is a Delaware corporation formed to engage in the business of developing and marketing a wireless control technology. From inception until mid 2004, we focused our operations on the development of our wireless control technology. We made our first sales of product and services in 2004. These sales, however, were not sufficient to cover all expenditures for product development and marketing, resulting in a net loss since inception through June 30, 2005 of $2,274,478. While we are currently shifting the focus of our operations from developing new products to marketing and selling our existing products, we cannot assure that we will be successful in our efforts.

         Our new smart security network technology allows governments, businesses, and individuals to deploy wireless security systems rapidly to protect and monitor things, places, and people. Current security systems are static and rely on centralized control over various types of detectors or nodes. Without independent intelligence and a way to communicate with one another, individual security nodes are unable to carry out functions or overcome failure at the local level. Our technology allows security systems to become dynamic by creating "smart" security networks at the local level. The remote and wireless devices developed by us ("MachineTalkers" or "Talkers") contain powerful microprocessors, on-board sensors, detectors, readers or actuators, and wireless radios. Talkers(R) automatically form an ad hoc wireless mesh network, creating intelligent nodes, each capable of processing data in real-time and on a local basis. Once formed, a small community of Talkers(R) operate independently or collectively to assess local conditions or events and take action accordingly. These cooperating Talkers(R) form redundant and self-healing networks in case of failure. One or more individual units can be connected to modems for wireless communication outside of the local community by way of the Internet.

         Talkers(R) can be used in a variety of applications. We recently developed a trial application for a customer who needed a way to track and maintain the security of numerous shipping containers. Talkers(R) were placed within the shipping containers enabling the customer to track the location of each container and to confirm their safety. We also developed a trial application for a customer who sought a way to relay information among small aircraft and ground stations. Talkers(R) were placed on-board small aircraft to gather and report data to share with adjacent aircraft and ground stations. With the implementation of our special display software, tracking of Talkers(R) can be viewed on personal computers, laptops and PDAs. We continue to demonstrate our products at trade shows and to potential customers.

HISTORY

         MTI was formed in January 2002 by Roland F. Bryan, Christopher T. Kleveland and Mark P. Harris. Our founders are also shareholders of SecureCoin, Inc. ("SecureCoin"). As part of our initial capitalization, our founders contributed certain intellectual property that was developed at and purchased from SecureCoin. SecureCoin assigned all rights to that intellectual property to Messrs. Bryan, Kleveland and Harris in January 2002, and those co-founders then contributed the intellectual property rights to us in connection with our formation. This intellectual property forms the core of our proprietary smart security network technology that allow governments, businesses and individuals to rapidly deploy wireless security systems to protect and monitor things, places and people. Talkers(R) are designed to track the whereabouts and status of the objects into which they are placed. Talkers(R) can be grouped in small clusters or "communities" and can be programmed to sense, record, process, and act upon specified events based upon a customer's specific needs. Once programmed, Talkers(R) are placed into the objects the customer desires to track. Talkers(R) then monitor and report activity as programmed to each other and to the customer via the Internet. For example, Talkers(R) placed inside shipping containers can be programmed to monitor and report activity concerning the tracking and security of the shipping containers and their cargo in transit, including loading and unloading freight manifests. The information can then be exchanged with the trucks onto which the containers are being transported.

         Shortly after our formation in 2002, we voluntarily elected to become a reporting company and filed a Form 10 with the Securities and Exchange Commission. We subsequently determined not to register any of our stock and depleted most of our financial resources on the development of our products. Lacking the capital we needed to prepare and file annual, quarterly, and current reports, we filed a Form 15 in 2004 to terminate our reporting obligations.

THE NEED FOR THE SIMPLE MACHINE MANAGEMENT PROTOCOL(R)(SMMP)

         During the 1970s and early 1980s, a revolution of sorts came about which led to what we now know as the Internet. An important development that made this possible was the establishment of standards, rules, and shared languages, which allowed computers to "talk" to each other. Because of these "protocol" standards, computer interconnectivity exploded and the Internet was put to use in ways that were previously unimaginable.

         MTI believes that today, the same environment for change exists in the world of non-computer entities. Many people can envision a future where almost everything communicates for a useful purpose. Already, our car keys deliver wireless commands to their car door locks and our airbags talk to the emergency desk of the car manufacturer's network.

         Networking of such devices today is limited in the same way that computer networking was limited before universal connectivity made the Internet possible. As in the case of the Internet, we believe that all this will change once a simple, smart, flexible, and inexpensive communication platform is introduced that will enable most things able to talk to each other. Our management team believes the platform will be the MachineTalker(R) infused with a new standard language, the Simple Machine Management Protocol ("SMMP").

         SMMP(R)  provides   MachineTalkers(R)   with  unique   characteristics,
including:

1 A MachineTalker(R)with SMMP(R)can be instructed to represent or be proxy for any entity to which it is attached.

2 A MachineTalker(R) records and maintains a profile of that entity and shares that profile with other MachineTalker(R) members of its local community.

3 A MachineTalker(R)automatically forms an ad hoc mesh network with its peers and they keep track of each other and share in processing information.

4 The SMMP(R) operating system provides for peer-to-peer control, power management to prolong battery life and a simplified API for ease in programming new applications.

PROPRIETARY TECHNOLOGY

         GENERAL. Information passed to and from local or remote nodes and a centralized control facility is similar to the central computer/dumb terminal installations of the pre-Internet era. Like those early hard-wired systems that required every action to be processed centrally, today's security systems are severely handicapped to meet the increasing demands of information distribution and local control.

         We believe  that we have  solved  this  problem  by moving  much of the processing now located at the central control site to inexpensive MachineTalkers(R) that serve as intelligent proxies for sensor, detectors, readers, or actuators. These Talkers(R) can make decisions based upon information provided by their local attachments or by their networked "peers." Each MachineTalker(R) can be set up to perform diagnostics and to transmit status reports on itself and on other members of its "community."

         Like the Internet revolution, we believe that the MachineTalker(R) revolution will be driven by a change in networking technology. MachineTalkers(R) are managed by the SMMP(R) that forms the basis for the ad hoc wireless network and the peer-to-peer relationships.

         AUTOMATIC NETWORK CONFIGURATION (ANC(TM)). The significant advantage of wireless networking is the ability to bring new nodes on-line without plugging in cables or physically reconfiguring a local network. This advantage dovetails with the MachineTalker(R) concept of Automatic Network Configuration ("ANC(TM)"), whereby the addition of a new "Talker(R)" to a community of Talkers(R) will happen simply by powering it up or coming into the sphere of the

"community." This means that a number of sensing devices, made "intelligent" by attachment to MachineTalkers(R), can be moved, or supplemented in the field without having to connect them because they will automatically become absorbed as a member of a local community of sensors. In practical terms, service personnel can add new types of sensors or replace failed sensors without having to interrupt network operation. We believe that the foregoing benefits will justify the deployment of the MachineTalker(R) technology by our target customer base. Once adopted however, we believe that the real value of MachineTalker(R) technology lies in the vast potential that is unlocked as these networked entities or sensors acquire and share intelligence and knowledge amongst themselves in a decentralized and flexible model.

         PATENT APPLICATION. Application No. 20040114557 for a United States patent in the names of Roland F. Bryan, Mark P. Harris, and Christopher T. Kleveland and assigned to MTI entitled "Self Coordinated Machine Network" was filed on April 23, 2002, by our former intellectual property counsel, Lyon & Lyon, LLP. Earlier this year, we contacted our patent examiner who permitted us to amend our application to include additional claims. We filed an amended patent application in May 2005 and are waiting to receive the first office action from our examiner. At this time we cannot predict when or if we will be granted a patent for our "Self Coordinated Machine Network."

         ABSTRACT OF THE PATENT DISCLOSURE. A self coordinated machine network is established by two or more machines in proximity with each other via a wired or wireless network infrastructure. The machines are configured to establish an ad hoc network between them for sharing information related to their common applications. New machines that come into proximity of the network infrastructure are automatically configured to join an existing ad hoc network. Machines that power down or are removed from proximity of the network infrastructure are eliminated from the ad hoc network. Communications between the constituent machines of the ad hoc network allow the machines to self coordinate the network and redundantly store information pertaining to the common and disparate applications of the various machines that comprise the self coordinated machine network. The same is the case for the internal components that make up the machine; in that self-contained subassemblies that take action in response to stimulus or change in status, like keyboards, card readers, bill changers and electronic devices, can be similarly self coordinated with the addition to each sub-assembly of the present invention; whereby cabling between such sub-assemblies is minimized or even eliminated by use of the wireless version of the present invention.

PRODUCTS

         We currently offer several smart security network components for rapidly deploying wireless security systems, including:

         MACHINETALKER(R). MachineTalker(R) is a high performance unit for applications requiring extensive local processing and/or gateway connections to higher level networks (such as Internet, Ethernet, 802.11 and WiFi).

         MINITALKER(R). MiniTalker(R) is similar in functionality to the MachineTalker(R), but has lower performance levels, reduced size, and lower power consumption. As an option, this unit may include on-board sensors for a particular application.

         TAGTALKER(TM). TagTalker(TM) is an ultra low power, very low cost unit for applications requiring limited local processing.

         TOUGHTALKERS(TM). ToughTalker(TM) is a more rugged version of MiniTalker(R) and is designed for use in harsh, industrial environments where it must operate more reliably through shock and vibration, such as inside shipping containers.

         CONTAINERTRACKER(TM). We recently completed development of a demonstration software program to support ToughTalkers(TM) which have been placed aboard a community of shipping containers. The demonstration software enables a user to monitor the containers and control interaction with on-board Talkers(R). The ContainerTracker(TM) software includes the ability to create, insert, and read-back a freight manifest that shows what has been loaded within a container, from where the container came, and to where the container is supposed to go. The manifest can also be accessed by a hand-held personal digital assistant when a container is encountered in the field.

         ASSETTRACKER(TM). In June 2005, we released AssetTracker(TM), a small portable battery powered roving unit that integrates a ToughTalker(TM) with a Global Positioning System Modem. When an AssetTracker(TM) is plugged into an automobile's cigarette lighter, the devise will send location data over a cellular telephone connection which can then be monitored on the Internet and tracked on a map. Additionally, an AssetTracker(TM) can also feed the connection with information from other Talkers it encounters within its vicinity or community. We are currently testing this devise in Texas with a potential customer.

SPECIFICATIONS

         SMMP(R) OPERATING SYSTEM. All of our MachineTalker(R) products use the SMMP(R) language developed by MTI. SMMP(R) is an operating system and protocol that facilitates the establishment of ad hoc wireless networks. MachineTalker(R) modules maintain profiles of all devices and interchange information to facilitate redundancy, establish network relationships and build autonomous communities of MachineTalkers(R).

          RADIO TECHNOLOGIES. Our MachineTalker(R) products utilize a modular architecture to meet the requirement of disparate applications, meaning that different types of radios can be used. The MachineTalker(R) demonstration units utilize a single chip RF transceiver operating in the 902-928 MHz ISM band. We are a voting member of the IEEE 802.15.4 Committee, which has introduced a standard for a low power RF transceiver that utilizes direct sequence, spread spectrum. The 802.15.4 standard is intended to meet the requirements of low power networks in the future, such as MachineTalker(R). Several large semiconductor manufacturers have announced products to fulfill a wide variety of applications. Position Location and high performance can be obtained by our RF transceiver using pulsed spread spectrum techniques.

         MICROPROCESSOR. The MachineTalker(R) is based on a low power extremely powerful 8-bit RISC processor (Atmel ATmega 128). Depending on the application, the MachineTalker(R) can make use of the on-board Analog-to-Digital Converter ("ADC") and various serial and parallel interfaces. The chip contains 128k of flash memory for program and data storage.

         LOW POWER OPERATION. Depending on the duty cycle specified for a given application, the MachineTalker(TM)can have a battery life of 2+ years on AA batteries.

         SENSORS. The MachineTalker(R)can be interfaced to a variety of sensors including micro electro-mechanical systems ("MEMS") and advanced nanotechnology, including:

        o        Temperature o Humidity
        o        Gas (all types)
        o        BioHazard
        o        Pressure
        o        Light Measurement
        o        Magnetometer (compass)
        o        Ultrasonic distance
        o        GPSo Displacement
        o        Gyroscope (MEMS)
        o        Hall Effect (magnetic proximity)
        o        Biometric (Fingerprint)
        o        Accelerometers (vibration, tilt)
        o        Sound Detection
        o        Corrosion Detection
        o        Proximity sensors (human)

         INTERNET ACCESS. Remote and wireless MachineTalkers(R) with their detectors and sensors are now accessible via the Internet. Using the services of SensorLogic, Inc., a strategic partner which provides access services, all types of activities can be easily monitored in real-time from anywhere in the world. Such access can also be made by attachment of our products to standard personal computers, laptops, and PDAs; all acting as "network gateways."

APPLICATIONS FOR MACHINE TALKER SMART SECURITY NETWORK TECHNOLOGY

         GENERAL. We intend to become a significant part of the electronic architecture of the worldwide security and sensor market. We believe that the United States homeland security market provides us with an attractive opportunity, as well as the market for mobile sensors. We believe that applications for our smart security network technology include the following:

        o        Transportation Security (land, sea and air)
        o        People Screening
        o        Cargo Security
        o        Container Security
        o        Mail and Mail Room Security
        o        Sensitive Sites and Public Spaces Security
        o        Weapons of Mass Destruction/Disruption
        o        Logistics and Critical Inventory Tracking


         APPLICATION FOR KELLOGG, BROWN & ROOT. In December 2004, we entered into an agreement with Kellogg, Brown & Root ("KBR"), a division of Halliburton Company, pursuant to which we agreed to develop a solution to enable KBR to track its 600,000 shipping containers on a global basis. Our solution for KBR consisted of equipping each KBR shipping container with a MiniTalker(R) unit programmed with the shipping manifest, source, destination, and other information to identify the individual container when queried. Considering that shipping containers are not usually handled with care and that they generally pass through very harsh environments while in transit, we designed a rugged version of our MiniTalker(R) unit for use in this particular application, referred to as a ToughTalker(TM). In consideration for developing and demonstrating applications software and designing product variations for KBR's intended use, KBR agreed to pay us $300,000, $240,000 of which has been paid in fixed increments as we completed certain milestones for the project. The agreement also contains a five year software license agreement component pursuant to which Kellogg, Brown & Root has the right to use our SMMP(R) software and the right of first refusal to participate with us in the sale of our Talkers(R) in the area of tracking of inventory, containers, and similar packages in consideration for a license fee of $200,000. By its terms, the agreement, except for the software license agreement, terminated on July 31, 2005 but has been extended in writing until September 1, 2005 with a further extension contemplated. As of the date of this Prospectus, all deliverable items have been shipped and invoiced to KBR and all payments, except the last payment of $60,000, have been received. With the successful demonstration of the trial application, KBR and we have orally agreed to extend the term of the agreement again for a period to be determined pursuant to which we expect to manufacture and install a large quantity of ToughTalker(TM) units in KBR shipping containers. We cannot assure if or for how long the agreement will actually be extended.

         NASA PROJECT. In July 2004, we entered into an agreement with NASA through its contracting group at SAIC, pursuant to which we agreed to provide a version of MachineTalker(R) that could be placed in an unmanned aerial vehicle ("UAV") to read multiple sensors (atmospheric pressure, accelerometers, and gyroscopes) and to convey results to other Talkers(R) in nearby UAVs in-flight and on the ground. In consideration for our product, NASA agreed to pay us a total of $55,000, payable in increments as we completed certain milestones. Delivery of the final product was to take place within 22 weeks after the commencement of the agreement. When NASA was unable to provide the equipment necessary for us to complete the project, the agreement was extended for a period of one year. We completed development of the application software and display software for the ground station on schedule, and shipped the units to NASA for flight testing. As of the date of this Prospectus, NASA has paid us $25,000 and $15,000, respectively, for those deliverables which have been shipped to NASA Langley for testing. Due to staffing changes at NASA, flight testing was postponed until October 2005. Upon completion of flight testing, NASA is scheduled to pay the remaining $15,000 due to us under the agreement. We believe that the NASA test will illustrate how wireless sensors can be placed anywhere inside an airframe, each with the intelligence to make decisions and gather data, without the need to rewire the aircraft. Information can be passed among sites containing the wireless sensors, to nearby aircraft containing wireless sensors, and to ground stations containing wireless sensors.

BUSINESS AND REVENUE MODELS

         Our business strategy is very straight-forward: (1) apply MachineTalker(R) smart security network technology to the $80 billion worldwide security and sensor products and systems market, (2) initially sell MachineTalker(R) devices through channel partners and distributors in this market, and (3) later on, further develop MachineTalker(R) proprietary technology and products for sale to manufacturers and operators of virtually all machines, appliances and devices.

         Our management believes that most of our revenues will come from the sale of MachineTalker(R) devices. We also plan to earn revenues through licensing of our proprietary technology to equipment manufacturers.

MARKETING AND SALES PLAN

         We compete in worldwide security products and systems market, as well as the market for sensors. The Freedonia Group forecasts that the world market for security products and systems will expand dramatically through 2006, approaching $80 billion, and perhaps double to $160 billion by 2011. Heightened fears of terrorism in the wake of the September 11, 2001 attacks on the United States, in tandem with rising conventional crime rates in many countries, is expected to be the major factor driving growth. Also important will be the robust pace of new product development, especially in the electronic security segment. MTI intends to become a significant part of the electronic architecture of the worldwide security products and systems market.

         MARKETING STRATEGY. Our marketing strategy is to create a favorable environment in which to sell our MachineTalker(R) smart security network devices. We intend to enhance, promote, and support our supposition that the MachineTalker(R) proprietary smart security network technology is the most complete and comprehensive solution available in the marketplace to deploy wireless security and sensor systems rapidly.

         PRODUCT   AND   SERVICE   DIFFERENTIATION.    We   believe   that   the
differentiating attributes of the MachineTalker(R) wireless control solution include:

         o The only complete smart security system to easily create, deploy and manage local wireless security systems
         o        Dynamic ("smart") networks
         o        Creates communities of wireless sensors via SMMP(TM)
         o        Low cost, easy-to-install wireless components
         o        Designed for diverse types of applications
         o        Highly scalable
         o        Highly reliable

         VALUE PROPOSITION. Our value proposition is simple: we believe that MachineTalker(R)smart security networks allow governments, businesses and individuals to deploy wireless security systems rapidly to protect people, places and things at a reasonable cost.

         POSITIONING. We believe that MachineTalker(R) can be positioned as the superior solution for creating, deploying, and managing local wireless security systems. We believe that MachineTalker(R) offers a complete solution that is inexpensive, efficient and scalable. We plan to reposition our competitors by demonstrating that their offerings are inadequate, too costly and not dynamic.

         SALES STRATEGY. After creating a high level of perceived value and building significant demand for sales through our marketing campaign, we intend to sell our smart security network devices aggressively throughout the United States. If and when we achieve initial success in the domestic marketplace, we plan to expand our sales efforts into the international marketplace.

         SALES MARGIN STRUCTURE. We believe that the majority of our sales will be derived from channel partners and certified integration partners. As a result, our sales margin structure must be appropriate for these independent organizations. Our proposed margin structure includes:

         1.       Direct Sales - Full suggested list price.
         2. Channel Partners/Certified Integration Partners Sales - 40% off suggested list price.
         3.       Manufacturer's Representatives - 10% commission.

         FIELD SALES FORCE. Under our current business model we plan to hire approximately two salespeople who are also experienced engineers ("Sales Engineers"). The majority of our sales efforts are expected to be targeted toward Original Equipment Manufacturers ("OEMs") and will be handled internally through these Sales Engineers. MTI has chosen to use Sales Engineers because OEM accounts require considerable customer education and post-sales technical support directly from MTI. Our price points, pricing structure, and profits justify a technical "person-to-person" selling strategy.

         MANUFACTURERS' REPRESENTATIVES. We can supplement our own field sales force by entering into agreements with manufacturers' representatives. Because manufacturers' representatives carry several product/service lines that are

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

compatible with our products and services, we plan to select manufacturers' representatives carrying complementary and compatible products and services, as well as manufacturers' representatives that sell dissimilar products and services yet ones that are appropriate to their customers' customer.

DISTRIBUTION CHANNELS

         We plan to sell our smart security network components through several channels of distribution, including the following:

         DIRECT SALES TO END USERS. Under our current policy we only sell our products directly to end-users when other channels of distribution are unavailable. We anticipate that direct sales will occur most often with smaller customers.

         CHANNEL PARTNERS AND/OR CERTIFIED INTEGRATION PARTNERS. We plan to identify a number of independent organizations that may serve as channel partners, certified integration partners, or both. These organizations are likely to have well-established relationships with mid-size to large size customers. Many may also provide specific vertical market applications. Our requirements for channel partners and certified integration partners include: established branding, established market segment, solid reputation, high volume transactions and independent marketing and services organizations.

COMPETITION

         The worldwide security products and systems industry in general and the market for security products in particular is highly competitive. Our principal competitors include large scale security companies that have provided container security in the past such as Savi Technology that have OEMs that are trying to do what we are doing. Many of these competitors have longer operating histories, greater name recognition, larger installed customer bases, and substantially greater financial and marketing resources than MTI. Because these other companies use bar code readers and radio frequency identification devices without local intelligence to accomplish security and tracking, management believes that one of the features that will distinguish our security systems from the competition is our ad-hoc local wireless network approach to do tracking and security. Our ability to compete successfully in the security products systems industry depends in large part upon our ability to sell and install our smart security systems and to respond effectively to changing technology. By installing representative products in projects funded by large OEM customers such as KBR, we believe that principal industry leaders will adopt our technology. We cannot assure that we will be able to compete successfully in the security products and systems industry, or that future competition will not have a material adverse effect on our business, operating results, and financial condition.

GOVERNMENT REGULATION

         We are subject to various federal, state and local laws affecting wireless communication and security businesses. The Federal Trade Commission and equivalent state agencies regulate advertising and representations made by businesses in the sale of their products, which apply to us. Our business is also subject to government laws and regulations governing health, safety, working conditions, employee relations, wrongful termination, wages, taxes and other matters applicable to businesses in general. Failure of MTI to comply with applicable government rules or regulations could have a material adverse effect on our financial condition and business operations.

EMPLOYEES

         As of September 15, 2005, we employed seven people on a full-time basis. Of those seven full-time employees, two are employed in an administrative, marketing, and sales position, and the remaining five are technical employees employed in research, development, and production positions. We project that during the next 12 months, our workforce is likely to increase to 12, with two of the new positions being in administrative, marketing, and sales positions and the remaining three being research, development, and production positions.

         To support our need for technical staffing, we have established relationships with technical staffing organizations that continuously offer highly qualified personnel to meet our needs, both locally and from out of the area.

PROPERTY

         We currently lease approximately 1,100 square feet of office space at 513 De La Vina Street, Santa Barbara, California 93101 from a company owned by the majority shareholders at a base rental rate of approximately $1,188.64 per month pursuant to a three year lease. The lease term expires on August 20, 2006 with an option to extend the lease term for one year.

INTELLECTUAL PROPERTY

         We currently own the following registered trademarks and service marks:
(i) United  States  Trademark  Registration  No.  2848438,  issued by the United
States Patent and Trademark Office on June 1, 2004 , covering the trademark "TALKER," (ii) United States Trademark Registration No. 2872244, issued by the United States Patent and Trademark Office on August 10, 2004, covering the trademark "SMMP," (iii) United States Trademark Registration No. 2872243, issued by the United States Patent and Trademark Office on August 10, 2004, covering the trademark "MACHINETALKER," (iv) United States Trademark Registration No. 2882375, issued by the United States Patent and Trademark Office on September 7, 2004, covering the trademark "MINITALKER," and (v) United States Trademark

Registration No. 2897704, issued by the United States Patent and Trademark Office on October 26, 2004, covering the trademark "SIMPLE MACHINE MANAGEMENT PROTOCOL" with no claim made to the exclusive right to use "MACHINE MANAGEMENT PROTOCOL" apart from the entire mark.

         We have also applied for the following additional trademarks and services marks: (i) United States Serial No. 78141481, application filed with the United States Patent and Trademark Office on July 5, 2002, for the trademark "TAGTALKER," (ii) United States Serial No. 78154576, application filed with the United States Patent and Trademark Office on August 15, 2002, for the trademark "TINYTALKER," (iii) United States Serial No. 78389393, application filed with the United States Patent and Trademark Office on March 23, 2004, for the trademark "RFIDNET," (iv) United States Serial No. 78425975, application filed with the United States Patent and Trademark Office on May 27, 2004, for the trademark "SEALTALKER," (v) United States Serial No. 78522694, application filed with the United States Patent and Trademark Office on November 24, 2004, for the trademark "TOUGHTALKER," and (vi) United States Serial No. 78535515, application filed with the United States Patent and Trademark Office on December 20, 2004, for the trademark "TINYTALKER." We cannot assure that we will be successful in obtaining theses marks, that these applications will not be challenged, that others will not attempt to infringe upon our marks, or that these marks will afford us any protection or competitive advantages. We have not yet been issued these trademarks and service marks. We may file additional trademark and tradename applications with the United States Office of Patents and Trademarks for additional tradenames and trademarks in the future.

         In April 2002, a Patent Application to the United States Patent and Trademark Office ("USPTO") entitled "Self Coordinated Machine Network" application No. 20040114557 was filed, regarding a self coordinated machine network established by two or more machines in proximity with each other via a wired or wireless network infrastructure. The machines are configured to establish an ad hoc network between themselves for sharing information related to their common applications. New machines that come into proximity of the network infrastructure are configured to join an existing ad hoc network. Machines that power down or are removed from proximity of the network infrastructure are eliminated from the ad hoc network. Communications between the constituent machines of the ad hoc network allow the machines to self coordinate the network and redundantly store information pertaining to the common and disparate applications of the various machines that comprise the self coordinated machine network. An assignment of this application to us from the inventors, Bryan F. Roland, Mark P. Harris, and Christopher T. Kleveland was filed with the USPTO on April 23, 2002.

         All of our employees have executed agreements that impose nondisclosure obligations on the employee and pursuant to which the employee has agreed to assign to us (to the extent permitted by California law) all copyrights and other inventions created by the employee during employment MTI. We have also implemented a trade secret protection policy that management believes to be adequate to protect our intellectual property and trade secrets.

SEASONALITY

         Our   operations   are  not   expected   to  be  affected  by  seasonal
fluctuations, although our cash flow may be affected by fluctuations in the timing of cash receipts from our customers.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following "Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward-looking statements that involve risks and uncertainties. MTI's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" beginning on page 6 and elsewhere in this Prospectus.

OVERVIEW

         Our  institution  of more  vigorous  sales  efforts  through year ended
December 31, 2004 and during the second quarter ended June 30, 2005 are beginning to show results in increasing our revenue for our smart security network components and wireless security systems. Because we were able to obtain small amounts of external equity financing during fiscal year 2004 to date, we were able to hire additional personnel in our sales department. This action is beginning to show positive results as our new sales people enhance their competency with regard to our products and services and familiarize themselves with our operating procedures. In order to accelerate sales growth and product development and marketing, we require additional capital.

         Our sales efforts through tradeshows and seminars generate leads of potential customers desiring to purchase our smart security network components and wireless security systems. We plan to continue this lead generation on a quarterly basis to add to the total number of leads to which our sales staff can potentially sell our products and services. We believe that the greater the number of leads generated, whether for immediate or long term purchases, the more likely our efforts will eventually create a consistent number of sales for us.

         The fact that we were able to obtain $1,667,000 in equity financing during fiscal year 2004 through June 30, 2005 has enabled us to hire the additional engineering personnel. In order to accelerate sales growth, product development, and marketing, we will require additional capital through equity financing in the near future. We utilized approximately $851,814 of this capital for additional engineers. We utilized the remaining $815,186 raised by us as follows: $182,390 for marketing costs, $47,997 for legal and accounting fees, $332,914 for research and development, and $251,885 for administrative costs.

         Depending on the amount of additional capital available to us, we plan to invest a significant portion of any additional available capital in sales and marketing, manufacturing inventory, and infrastructure. We constantly evaluate the alternative methods to obtaining additional capital on terms most favorable to us. We cannot assure that we will be able to locate sources of capital on terms favorable to us.

         We currently have seven full time employees as compared to eight employees during 2003. Currently, we employ no part time employees. This change reflects expansion of our Engineering department and reduction of administration. We believe the evolution of our product line and technical OEM sales help to increase adoption of our technology into new fields and applications.

CRITICAL ACCOUNTING POLICIES

         Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We monitor our estimates on an on-going basis for changes in facts and circumstances, and material changes in these estimates could occur in the future. Changes in estimates are recorded in the period in which they become known. We base our estimates on historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from our estimates if past experience or other assumptions do not turn out to be substantially accurate.

         We have identified the policies below as critical to our business operations and the understanding of our results of operations.

         REVENUE RECOGNITION. We recognize revenue in accordance with the Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104"). We recognize revenue upon shipment, provided that evidence of an arrangement exists, title, and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured. We record revenue net of estimated product returns, which is based upon our return policy, sales agreements, management estimates of potential future product returns related to current period revenue, current economic trends, changes in customer composition and historical experience. We accrue for warranty costs, sales returns, and other allowances based on our experience which tells us we have less than $25,000 per year in warranty returns and allowances. Generally, we extend credit to our customers and do not require collateral. We perform ongoing credit evaluations of our customers and historic credit losses have been within our expectations. We do not ship a product until we have either a purchase agreement or rental agreement signed by the customer with a payment arrangement. This is a critical policy, because we want our accounting to show only sales which are "final" with a payment arrangement. We do not make consignment sales, nor inventory sales subject to a "buy back" or return arrangement from customers. Accordingly, original equipment manufacturers do not presently have a right to return unsold products to the Company.

         We also grant exclusive licenses for the use of the technology required to operate our products. We recognize revenue from software licensing arrangements under SOP 97-2 "Software Revenue Recognition," as amended by SOP-98-9, Modification of SOP 97-2, "Software Revenue Recognition with Respect to Certain Transactions." For those contracts that either do not contain a services component or that have services which are not essential to the functionality of any other element of the contract, software license revenue is recognized over the contract period.

         PROVISION FOR SALES RETURNS, ALLOWANCES AND BAD DEBTS. We maintain a provision for sales allowances, returns and bad debts. Sales returns and allowances result from equipment damaged in delivery or customer dissatisfaction, as provided by agreement. The provision is provided for by reducing gross revenue by a portion of the amount invoiced during the relevant period. The amount of the reduction is estimated based on historical experience.

         RESERVE FOR OBSOLETE/EXCESS INVENTORY. Inventories are stated at the lower of cost or market. We regularly review our inventories and, when required, will record a provision for excess and obsolete inventory based on factors that may impact the realizable value of our inventory including, but not limited to, technological changes, market demand, regulatory requirements and significant changes in our cost structure. If ultimate usage varies significantly from expected usage, or other factors arise that are significantly different than those anticipated by management, inventory write-downs or increases in reserves may be required.

OTHER ACCOUNTING FACTORS

         The effects of inflation have not had a material impact on our operation, nor are they expected to in the immediate future. Although we are unaware of any major seasonal aspect that would have a material effect on the financial condition or results of operation, the first quarter of each fiscal year is always a financial concern due to slow collections after the holidays. The deposits that are shown in the financials are for pending sales of existing products and not any new patented product. These are deposits received from our customers for sales of equipment and services and are only removed as deposits upon completion of the sale. If for whatever reason a customer order is cancelled, the deposit would be returned as stated in the terms of sale, minus a restocking fee. No depositor is a related party of any officer or employee of MachineTalker, Inc. Our terms of deposits typically are 50% down with the balance of the sale due upon delivery.

CURRENT OVERVIEW

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2005 AS COMPARED TO SIX MONTHS ENDED JUNE 30, 2004

         Our annual and quarterly operating results are primarily affected by the level and timing of customer orders, management of cost related to overhead, and timing of expenditures in anticipation of increased sales. This information should be read in conjunction with our annual financial statements. The operating results for any previous quarter are not necessarily indicative of results for any future period.

REVENUE

         We are a development stage company with limited revenue. Revenue increased by $148,683, or 100%, to $148,683 for the three months ended June 30, 2005 compared to the three months ended June 30, 2004. Revenue increased by $164,683, or 100%, to $164,683 for the six months ended June 30, 2005 compared to the six months ended June 30, 2004. This increase in revenue was a result of sequential annualized sales, and new customers.

GENERAL AND ADMINISTRATIVE EXPENSES

         General and administrative ("G&A") expenses decreased by $118,286, or 45.01%, to $144,530 for the three months ended June 30, 2005 compared to the three months ended June 30, 2004. The decrease in G&A expenses was a result of a decrease in marketing services. G&A expenses increased by $33,503, or 11.37%, to $328,144 for the six months ended June 30, 2005 compared to the six months ended June 30, 2004. This increase in G&A expenses was a result of an increase from the prior period in staff salaries of office and clerical personnel $92,727, and professional fees required for public filing of $89,485, which were partially offset by reductions in other categories.

RESEARCH AND DEVELOPMENT

         Research and Development ("R&D") costs increased by $143,971, or 3,526.11%, to $148,054 for the three months ended June 30, 2005 compared to the three months ended June 30, 2004. R&D costs increased by $270,784, or 2,504.24%, to $281,597 for the six months ended June 30, 2005 compared to the six months ended June 30, 2004. This increase in R&D costs was a result of an increase in staffing of engineers and scientists to work on conceptual formulation, design and testing of product alternatives, and construction of prototypes.

NET LOSS

         Net Loss decreased by $130,590, or 46.76%, to $148,708 for the three months ended June 30, 2005 compared to the three months ended June 30, 2004. The decrease in Net Loss was a result of decreased marketing services and an increase in revenue. Net Loss increased by $125,110, or 38%, to $454,309 for the six months ended June 30, 2005 compared to the six months ended June 30, 2004. This increase in Net Loss was a result of increased G&A expenses and R&D costs. Currently operating costs exceed revenue because sales are not yet significant. We cannot assure when or if revenue will exceed operating costs.

RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 AS COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 2003

REVENUE

         We are a development stage company with limited revenue. Revenue for the year ended December 31, 2004 increased by $204,833 to $204,833 from $0 in the prior year. This increase in revenue was the result of an increase in sales of product and obtaining new customers.

GENERAL AND ADMINISTRATIVE EXPENSES

         General and administrative ("G&A") expenses increased by $283,547 or 114.59%, to $530,993 for the year ended December 31, 2004 compared to the prior year. This increase in G&A expenses was the result of increased staffing of office and clerical personnel of $36,270 from the prior period and increased marketing services of $256,250 from the prior period, which were partially offset by reductions in other categories.

RESEARCH AND DEVELOPMENT

         Research and Development ("R&D") costs increased by $101,548, or 92.97%, to $210,776 for the year ended December 31, 2004 compared to the prior year. This increase in R&D costs was the result of an increase in staffing of engineers and scientists to work on conceptual formulation, design and testing of product alternatives, and construction of prototypes.

NET LOSS

         Net Loss increased by $179,339, or 45.50%, to $573,454 for the year ended December 31, 2004, compared to the prior year. This increase in Net Loss was the result of an increase in G&A expenses and R&D costs. Currently operating costs exceed revenue because sales are not yet significant. We cannot assure when or if revenue will exceed operating costs.


LIQUIDITY AND CAPITAL RESOURCES

         We had consolidated net cash of $617,370 at June 30, 2005 as compared to net cash of $0 as of June 30, 2004. We had a net working capital surplus (i.e. the difference between current assets and current liabilities) of $526,062 at June 30, 2005 as compared to a working capital deficit of $75,719 at June 30, 2004. Cash flow used for operating activities increased from ($38,431) during the six months ended June 30, 2004 to ($135,298) during the six months ended June 30, 2005. The increase in cash flow utilized for operating activities in 2005 as compared to 2004 is due to product development. Cash used for investing activities increased from $0 during the six months ended June 30, 2004 to ($32,791) during the six months ended June 30, 2005. Cash provided by financing activities increased from $38,431 during the six months ended June 30, 2004 to $653,000 during the six months ended June 30, 2005. Since January 1, 2005 our capital needs have primarily been met from the proceeds of (i) sales, and (ii) equity financing.

         We had consolidated net cash of $132,459 at December 31, 2004 as compared to net cash of $0 as of December 31, 2003. We had a net working capital surplus (i.e. the difference between current assets and current liabilities) of $270,357 at December 31, 2004 as compared to a working capital deficit of ($116,825) at December 31, 2003. Cash flow used for operating activities increased from ($462,426) during the year ended December 31, 2003 to ($464,252) during the year ended December 31, 2004. The increase in cash flow utilized for operating activities in 2004 as compared to 2003 is due to product development. Cash used for investing activities increased from $0 during the year ended December 31, 2003 to ($11,043) during the year ended December 31, 2004. Cash provided by financing activities increased from $462,425 during the year ended December 31, 2003 to $607,753 during the year ended December 31, 2004. Since January 1, 2004, our capital needs have primarily been met from the proceeds of equity financing and, to a lesser extent, sales.

         We will have additional capital requirements during 2005 and 2006 if we continue with our plan of securing new OEM relationships and developing requisite products. Although we cannot quantify these anticipated costs with specificity, we estimate that we will incur approximately $200,000 in marketing and sales costs during the next twelve months of operations and that our research and development costs will remain at existing levels or approximately $400,000 during the next twelve months of operations. We do not anticipate, however, any significant capital equipment expenditures. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring operating deficits that are expected to continue for the foreseeable future.

                             DESCRIPTION OF PROPERTY

         MTI does not own any real property. We currently lease approximately 1,100 square feet of office space at 513 De La Vina Street, Santa Barbara, California 93101 from a company owned by the majority shareholders at a base rental rate of approximately $1,188.64 per month pursuant to a three year lease. The lease term commenced on August 20, 2003 and we have the option to extend the lease term for one year.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following are certain transactions involving our officers, directors and shareholders owning more than 10% of our outstanding stock. We believe that the terms of these transactions are at least as favorable to us as we would expect to negotiate with unrelated third parties.

         We lease approximately 1,100 square feet of office space at 513 De La Vina Street, Santa Barbara, California 93101 from a company in which our majority shareholders are minority shareholders at a base rental rate of approximately $1,188.64 pursuant to a three year lease which expires on August 20, 2006 with the option to extend the lease term for one year.

         In June 2004, Mr. Roland F. Bryan, our President and Chief Executive Officer, converted $400,000 of a loan he made to us into 16,000,000 shares of common stock, as adjusted to reflect the ten for one forward split of our common stock which became effective in September 2004. The remaining balance of the loan of $436,000 is reflected by a convertible debenture issued by us to Mr. Bryan in the principal amount of $436,000, interest payable at the rate of 6% per year, principal due July 2009 and convertible into 17,440,000 shares of common stock at $0.025 per share, as adjusted to reflect the ten for one forward split of our common stock which became effective in September 2004.

         In 2002, a former director and current shareholder loaned us $6,000 to fund our expenses. The loan bears interest at 6% and is due on demand. We paid all principal and interest due and payable on the loan on July 15, 2005.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our Common Stock does not trade on any exchange or the OTC market. There is no known public market for our securities. No dividends have been paid to date and our Board of directors does not anticipate paying dividends in the foreseeable future.

         As of September 15, 2005 there were 159,017,050 shares of Common Stock of MTI, par value $0.001 per share, issued and outstanding and owned by approximately 156 shareholders of record.


                             EXECUTIVE COMPENSATION

         We have two executive officers and the following table sets forth all compensation awarded, earned, or paid for services rendered in all capacities to us during fiscal 2003 and 2004 to our Chief Executive Officer, our other executive officer, and each Director who received consulting fees from us during 2003 and 2004.

SUMMARY COMPENSATION TABLE

                                                                          Long Term Compensation
                                               Annual Compensation (1)              (1)
                                               -----------------------              ---

Name and Principal Position(4)                                             Securities Underlying       All Other
                                   Year           Salary         Bonus            Options            Compensation
---------------------------------------------------------------------------------------------------------------------
Roland F. Bryan                    2003         $6,000(2)        - 0 -             - 0 -                 - 0 -
   Chief Executive Officer,
   President, Chief Financial      2004         $60,000(2)       - 0 -             - 0 -                 - 0 -
   Officer, and Chairman

Christopher Kleveland              2003         $15,000(3)       - 0 -             - 0 -                 - 0 -
   Vice President of
   Operations, Secretary, and      2004         $58,885(3)       - 0 -             - 0 -                 - 0 -
   Director

------------------------

(1) Amounts for fiscal year 2003 and 2004 reflect compensation awarded, earned or paid for services rendered in all capacities to us.

(2) Mr. Roland Bryan forwent his annual salary of $120,000 per year in 2003, taking only $6,000. Mr. Bryan forwent his annual salary for the first and second quarters of 2004, receiving a pro rata portion of his $120,000 annual salary during the third and fourth quarters of 2004. Our obligation to pay the portions of Mr. Bryan's salary which Mr. Bryan forwent in 2003 and 2004 was extinguished when Mr. Bryan made the decision to forego them and we have no current or future obligation to pay those portions.

(3) Mr. Christopher Kleveland forwent his annual salary of $120,000 per year in 2003, taking only $15,000. Mr. Kleveland forwent his annual salary for the first and second quarters of 2004, receiving a pro rata portion of his $120,000 annual salary during the third and fourth quarters of 2004, less $1,115 for health insurance premiums which were deducted from his salary. Our obligation to pay the portions of Mr. Kleveland's salary which Mr. Kleveland forwent in 2003 and 2004 was extinguished when Mr. Kleveland made the decision to forego them and we have no current or future obligation to pay those portions.

(4) Mr. Gerry Nadler, a key employee of MTI, received an annual salary of $120,000 in 2003 and 2004.

         Our independent director receives no salary for his services to MTI as a director, but is reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors. Our Board of Directors may determine and modify the compensation of executive officers, consultants, directors and employees at any time in its discretion.

EMPLOYMENT AGREEMENTS

         We have not entered into any employment agreements with our executive officers or other employees to date. We may enter into employment agreements with them in the future. We have established a stock incentive program for the directors, executive officers, employees and key consultants of MTI pursuant to which 20,000,000 authorized and unissued shares of Common Stock have been reserved for issuance to such persons pursuant to MTI's 2002 Stock Option Plan, as determined by the Board of Directors or a compensation committee of the Board.

BOARD OF DIRECTORS

         Our Board of Directors presently consists of three members. Our Bylaws generally provide for majority approval of disinterested directors in order to adopt resolutions, including any borrowings by us or the issuance of any additional Common Stock.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         MTI has not changed accountants since its formation and there are no disagreements with the findings of its accountants.

                             ADDITIONAL INFORMATION

         MTI has filed a registration statement on Form SB-2 (the "Registration Statement") with the Commission under the Securities Act in respect of the Common Stock offered hereby. This Prospectus omits certain information contained in the Registration Statement as permitted by the rules and regulations of the

Commission. For further information with respect to MTI and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and Financial Statements and Notes thereto filed as a part thereof. All material provisions of all documents are summarized in this Prospectus. Copies of the Registration Statement, including all exhibits and schedules thereto, may be inspected without charge at the public reference room maintained by the Commission in Washington, D.C. at 100 F. Street N.E., and copies of such material can be obtained from the Public Reference Section of the Commission upon payment of certain fees prescribed by the Commission. The Commission's Internet address is www.sec.gov.

         We intend to furnish our stockholders with annual reports containing audited financial statements certified by our independent accountants and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

                              FINANCIAL STATEMENTS

                               MACHINETALKER, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                                    CONTENTS


                                                                            Page
Balance Sheets at June 30, 2005 (unaudited) and
        December 31, 2004 (audited)                                         F-1

Statements of Operations for the quarter ended June 30, 2005 (unaudited)
        and June 30, 2004 (unaudited) and the six months ended June 30,
        2005 (unaudited and June 30, 2004 (unaudited).                      F-2

Statements of Shareholders' Deficit for the six months
        ended June 30, 2005 (unaudited)                                     F-3

Statements of Cash Flows for the six months ended
        June 30, 2005 (unaudited) and June 30, 2004 (unaudited)             F-6


Notes to Financial Statements                                               F-7

Report of Rose, Snyder & Jacobs, a Corporation of Certified
        Public Accountants at December 31, 2004                             F-12

Balance Sheets at December 31, 2003 (audited) and
        December 31, 2004 (audited)                                         F-13

Statements of Operations for fiscal years ended December 31, 2004
        (audited) and December 31, 2003 (audited)                           F-14

Statements of Shareholders' Deficit for the fiscal years ended
        December 31, 2004 (audited) and December 31, 2003 (audited)         F-15

Statements of Cash Flows for the fiscal years ended December 31, 2004
        (audited) and December 31, 2003 (audited)                           F-16

Notes to Financial Statements                                               F-17

                               MACHINETALKER, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                     ASSETS
                                                                                               June 30,       December 31,
                                                                                                 2005               2004
                                                                                           -----------------  -----------------
                                                                                             (Unaudited)
CURRENT ASSETS
Cash and cash equivalents                                                                  $        617,370   $        132,459
Accounts Receivable                                                                                  75,000            180,000
Inventory                                                                                            20,425                  -
                                                                                           -----------------  -----------------
     TOTAL CURRENT ASSETS                                                                           712,795            312,459
                                                                                           -----------------  -----------------

PROPERTY & EQUIPMENT, at cost
  Machinery & Equipment                                                                              15,629              9,263
  Computer equipment                                                                                 44,793             17,828
  Furniture & Fixture                                                                                 4,055              4,595
                                                                                           -----------------  -----------------
                                                                                                     64,477             31,686

  Less accumulated depreciation                                                                     (15,705)           (10,687)
                                                                                           -----------------  -----------------
     NET PROPERTY AND EQUIPMENT                                                                      48,772             20,999
                                                                                           -----------------  -----------------

OTHER ASSETS
Security Deposit                                                                                      2,975                475
                                                                                           -----------------  -----------------

     TOTAL ASSETS                                                                          $        764,542   $        333,933
                                                                                           =================  =================


                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable                                                                        $         34,508             20,308
   Accrued expenses                                                                                  18,776             15,603
   Note payable, shareholder (note 6)                                                                 6,000              6,000
   Unearned revenues                                                                                178,817                  -
   Payroll taxes liabilities                                                                              -                191
                                                                                           -----------------  -----------------
      TOTAL CURRENT LIABILITIES                                                                     238,101             42,102
                                                                                           -----------------  -----------------

LONG TERM LIABILITIES
   Notes Payable, shareholder (note 6)                                                              436,000            436,000
                                                                                           -----------------  -----------------
      TOTAL  LIABILITIES                                                                            674,101            478,102
                                                                                           -----------------  -----------------

SHAREHOLDERS' EQUITY (DEFICIT)
   Common stock, $.001 par value;
   500,000,000 authorized shares;
   159,017,050 and 141,930,000 shares issued and outstanding                                        159,017            141,930
   Additional paid in capital                                                                     2,205,902          1,534,070
   Accumulated deficit                                                                           (2,274,478)        (1,820,169)
                                                                                           -----------------  -----------------

      TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                                                           90,441           (144,169)
                                                                                           -----------------  -----------------

       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)                                $        764,542   $        333,933
                                                                                           =================  =================

                               MACHINETALKER, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                          Quarter Ended                    Six Months Ended           From Inception
                                                  ------------------------------- -----------------------------------January 30,2002
                                                                                                                          through
                                                   June 30, 2005  June 30, 2005    June 30, 2005     June 30, 2004     June 30, 2005
                                                  --------------- --------------- ----------------- ----------------- --------------

REVENUE                                           $     148,683   $          -    $     164,683     $           -     $    369,516
                                                  --------------- --------------- ----------------- ----------------- --------------

COST AND OPERATING EXPENSES
 Salaries                                                 24,155              -           94,488             1,761          613,838
 Professional fees                                        45,689          1,859          102,252            12,767          457,161
 Research and development                                148,054          4,083          281,597            10,813          744,758
 Rent                                                      3,566          3,566            7,132             7,132          124,448
 Insurance expenses                                       19,909          1,083           19,936             6,080           62,354
 Depreciation and amortization                             2,392          1,097            5,018             2,194           15,705
 Payroll taxes                                            13,022              -           24,767               209           86,812
 Office expense                                            7,987          1,751            9,996             1,477           66,209
 Meals and entertainment                                   1,190            383            1,631               622           10,221
 Postage & Delivery                                        2,574            161            3,035             1,194            4,229
 Repairs & Maintenance                                     3,087              -            3,087                 -            3,087
 Travel                                                    1,150          1,540            6,909             2,420           51,061
 Taxes & Licenses                                          3,105            800            5,005               800            5,805
 Advertising                                               9,562              -           10,120                 -           13,317
 Marketing Expenses                                        1,050              -            4,250                 -            4,250
 Telephone and Utilities                                   1,645            576            2,667             1,735            4,402
 Marketing Services                                        4,447        250,000           27,851           256,250          284,101
                                                  --------------- --------------- ----------------- ----------------- --------------

   TOTAL OPERATING EXPENSES                              292,584        266,899          609,741           305,454        2,551,759
                                                  --------------- --------------- ----------------- ----------------- --------------

LOSS FROM OPERATIONS                                    (143,901)      (266,899)        (445,058)         (305,454)      (2,182,243)

OTHER INCOME/(EXPENSE)
 Interest Expense                                         (4,807)       (12,399)          (9,251)          (23,745)         (92,235)
                                                  --------------- --------------- ----------------- ----------------- --------------


   NET INCOME (LOSS)                                    (148,708)      (279,298)        (454,309)         (329,199)      (2,274,478)
                                                  =============== =============== ================= ================= ==============


BASIC AND DILUTED LOSS PER SHARE                  $       (0.00)  $      (0.00)   $       (0.00)    $       (0.00)
                                                  =============== =============== ================= =================

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
      BASIC AND DILUTED                             157,287,241     95,941,429      154,893,601        93,780,221
                                                  =============== =============== ================= =================

                              MACHINETALKER, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF SHAREHOLDERS' DEFICIT
                                  (UNAUDITED)

                                                                                         Accumulated
                                                                                        Deficit During
                                                                           Additional        the
                                                     Common stock            Paid-in     Development
                                                ------------------------
                                                  Shares       Amount        Capital        Stage        Total
                                                -----------  -----------   ------------   ----------- -----------
Balance from original
Issuance at January 30, 2002
($0.0017 per share) ($7,650 in cash
and a patent at a fair value of $5,100)          7,500,000   $    7,500    $     5,250    $        -  $   12,750

Issuance of common stock
in February and March 2002
($0.50 per share in cash)                          250,000          250        124,750             -     125,000

Issuance of common stock in April 2002
(20,000 shares at $0.50 per share in cash)          20,000           20          9,980             -      10,000

Issuance of common stock in April 2002
 (20,000 shares as finders fees)                    20,000           20            (20)            -           -

Issuance of common stock in May 2002
(140,000 shares at $0.50 per share in cash)        140,000          140         69,860             -      70,000

Issuance of common stock in May 2002
(20,000 shares as finders fees)                     20,000           20            (20)            -           -

Issuance of common stock in June 2002
($1.00 per share in cash)                           50,000           50         49,950             -      50,000

Net Loss                                                 -            -              -      (852,600)   (852,600)
                                                -----------  -----------   ------------   ----------- -----------
Balance at December 31, 2002                     8,000,000        8,000        259,750      (852,600)   (584,850)

Issuance of common stock in January 2003
 ($1.00 per share in cash)                         128,000          128        127,872             -     128,000


                              MACHINETALKER, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF SHAREHOLDERS' DEFICIT
                                  (UNAUDITED)

                                  (continued)

                                                                                          Accumulated
                                                                                         Deficit During
                                                                           Additional        the
                                                     Common stock            Paid-in      Development
                                                ------------------------
                                                  Shares       Amount        Capital        Stage        Total
                                                -----------  -----------   ------------   ----------- -----------

Issuance of common stock in March 2003
 ($1.00 per share in cash)                          10,000           10          9,990             -      10,000

Net Loss                                                 -            -              -      (394,115)   (394,115)
                                                -----------  -----------   ------------   ----------- -----------
Balance, December 31, 2003                       8,138,000        8,138        397,612    (1,246,715)   (840,965)

Issuance of common stock in January 2004
  (25,000 shares valued at $6,250 for services      25,000           25          6,225             -       6,250

Net Loss                                                 -            -              -       (49,901)    (49,901)
                                                -----------  -----------   ------------   ----------- -----------
Balance, March 31, 2004                          8,163,000        8,163        403,837    (1,296,616)   (884,616)

Issuance of common stock in June 2004
  (16,000,000 shares at $0.025 per share
  in conversion of debt)                        16,000,000       16,000        384,000             -     400,000

Issuance of common stock in June 2004
  (10,000,000 shares at $0.025 per share
    for services)                               10,000,000       10,000        240,000             -     250,000

Stock Split                                     83,207,000       83,207        (83,207)            -           -

Net Loss                                                 -            -              -      (279,298)   (279,298)
                                                -----------  -----------   ------------   ----------- -----------
Balance, June  30, 2004                        117,370,000      117,370        944,630    (1,575,914)   (513,914)

Issuance of common stock in July
  through December 31, 2004 for cash            24,560,000       24,560        589,440             -     614,000

Net Loss                                                                                    (244,255)   (244,255)
                                                -----------  -----------   ------------   ----------- -----------
Balance at December 31, 2004                    141,930,000     141,930      1,534,070    (1,820,169)   (144,169)

Issuance of common stock in January 2005
  (13,720,000 shares at $0.025 per share
   for cash)                                    13,720,000       13,720        329,280                   343,000


                              MACHINETALKER, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF SHAREHOLDERS' DEFICIT
                                  (UNAUDITED)

                                  (continued)

                                                                                          Accumulated
                                                                                        Deficit During
                                                                           Additional         the
                                                     Common stock            Paid-in      Development
                                                ------------------------
                                                  Shares       Amount        Capital        Stage        Total
                                                -----------  -----------   ------------   ----------- -----------
Issuance of common stock in March 2005
  (300,000 shares at $0.10 per share
   for cash)                                       300,000          300         29,700                    30,000

Issuance of 3,817,000 warrants for services                                     23,404                    23,404

Net Loss                                                 -            -              -      (305,601)   (305,601)
                                                -----------  -----------   ------------   ----------- -----------
Balance at March 31, 2005                       155,950,000   $ 155,950    $ 1,916,454    $(2,125,770) $ (53,366)

Issuance of common stock in April 2005
  (300,000 shares at $0.10 per share
    for cash)                                       300,000         300         29,700                    30,000

Issuance of common stock in May 2005
  (267,050 shares at fair value for services        267,050         267          7,801                     8,068

Issuance of common stock in May 2005
  (1,450,000 shares at $0.10 per share
    for cash)                                     1,450,000       1,450        143,550                   145,000

Issuance of common stock in June 2005
  (1,050,000 shares at $0.10 per share
    for cash)                                     1,050,000       1,050        103,950                   105,000

Issuance of 260,000 warrants for services                                        4,447                     4,447

Net Loss                                                  -           -              -       (148,708)  (148,708)
                                                -----------  -----------   ------------   ----------- -----------

Balance at June 30, 2005                        159,017,050  $  159,017    $ 2,205,902    $(2,274,478)$   90,441
                                                ===========  ===========   ============   =========== ===========


                               MACHINETALKER, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                                                             Six Months Ended                      From Inception
                                                                ---------------------------------------------
                                                                                                                   January 30, 2002
                                                                                                                      through
                                                                     June 30, 2005          June 30, 2004          June 30, 2005
                                                                ----------------------  --------------------- ----------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                        $            (454,309)  $           (329,199) $          (2,274,478)
Adjustment to reconcile net loss to net cash
 used in operating activities
Depreciation and amortization                                                   5,018                  2,194                 20,805
Issuance of common shares and warrants for  services                           35,919                256,250                292,169
 (Increase) Decrease in:
 Accounts receivable                                                          105,000                      -                (75,000)
 Inventory                                                                    (20,425)                     -                (20,425)
 Deposits                                                                      (2,500)                     -                 (2,975)
 Increase (Decrease) in:
 Accounts payable                                                              14,200                  9,504                 34,507
 Accrued expenses                                                               3,173                 22,820                 52,798
 Unearned revenue                                                             178,817                      -                178,817
 Tax liabilities                                                                 (191)                     -                      -
                                                                ----------------------  --------------------- ----------------------

   NET CASH USED IN OPERATING ACTIVITIES                                     (135,298)               (38,431)            (1,793,782)
                                                                ----------------------  --------------------- ----------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment                                           (32,791)                     -                (64,476)
                                                                ----------------------  --------------------- ----------------------

   NET CASH USED IN INVESTING ACTIVITIES                                      (32,791)                     -                (64,476)
                                                                ----------------------  --------------------- ----------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Bank overdraft                                                                     -                  2,431                      -
 Proceeds from Officers Loans                                                       -                 36,000                807,978
 Proceeds from issuance of common stock                                       653,000                      -              1,660,000
                                                                ----------------------  --------------------- ----------------------

   NET CASH PROVIDED BY FINANCING ACTIVITIES                                  653,000                 38,431              2,467,978
                                                                ----------------------  --------------------- ----------------------

    NET INCREASE IN CASH                                                      484,911                      -                609,720


CASH, BEGINNING OF PERIOD                                                     132,459                      -                  7,650
                                                                ----------------------  --------------------- ----------------------

CASH, END OF PERIOD                                             $             617,370   $                  -  $             617,370
                                                                ======================  ===================== ======================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
 Interest paid                                                  $              13,332   $             23,745  $              96,317
                                                                ======================  ===================== ======================

                               MACHINETALKER, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005


1.   ORGANIZATION AND LINE OF BUSINESS

     Organization
     ------------
     MachineTalker, Inc. (the "Company") was incorporated in the state of Delaware on January 30, 2002. The Company, based in Goleta, California, began operations on January 30, 2002 to develop and market a wireless control technology. The Company's founders are also the principal owners of SecureCoin, Inc. ("SecureCoin"). As part of MachineTalker's initial capitalization, the Company's founders have contributed certain intellectual property that was developed at and acquired from SecureCoin. SecureCoin assigned all rights to that intellectual property to the co-founders in January 2002, and those co-founders then contributed the intellectual property rights to the Company in connection with its formation. This intellectual property, including a provisional patent, forms the core of MachineTalker's proprietary smart security network technology.

     The accompanying interim unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. For further information, refer to the financial statements for the year ended December 31, 2004 and the notes thereto included in the Company's Annual Report.

     The balance sheet at December 31, 2004 has been derived from the Company's year-end audited financial statements but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

     Line of Business
     ----------------
     The Company is currently in the stage of developing wireless networking products that combine microcomputers and wireless radio components in a single package that can be used to service a variety of attachments, including Sensors for measuring temperature, pressure, motion, vibration, location and many other parameters. These "MachineTalkers" can then be programmed to form local wireless networks with other MachineTalkers to process the Sensor data collectively in real time and on a local basis. This allows governments, businesses and individuals to rapidly deploy wireless security systems to protect and monitor things, places and people.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of MachineTalker, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

     Going Concern
     -------------
     The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company does not generate significant revenue, and has negative cash flows from operations, which raise substantial doubt about the Company's ability to continue as a going concern. The ability of the

                               MACHINETALKER, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005


     2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusions. The Company has obtained funds from its shareholders since its' inception through June 2005. Management believes this funding will continue, and is also actively seeking new investors. Management believes the existing shareholders and the prospective new investors will provide the additional cash needed to meet the Company's obligations as they become due, and will allow the development of its core of business.

     Revenue Recognition and Unearned Income
     ---------------------------------------
     Revenue for product sales are recorded when the items are shipped, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable and collection of the related receivable is reasonably assured. The Company also granted an exclusive license for the use of the technology required to operate the Company's product. The revenue related to this transaction is recognized over the contract period, and the related deferred revenue amounted to $178,817 at June 30, 2005.

     Development Stage Activities and Operations
     -------------------------------------------
     The Company is still in its initial stage of formation and for the six months ended June 30, 2005, as it had insignificant revenues. FASB #7 defines a development stage activity as one in which all efforts are devoted substantially to establishing a new business and even if planned principal operations have commenced, revenues are insignificant.

     Stock-Based Compensation
     ------------------------
     The Company accounts for employee stock option grants in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations (APB 25), and has adopted the "disclosure only" alternative described in Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied.

     If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under this plan consistent with the methodology prescribed by SFAS No. 123, the Company's net income and earnings per share would be reduced to the pro forma amounts indicated below for the six months ended June 30, 2005 and 2004:

                                                           2005           2004
                                                           ----           ----
     Net Loss
      As reported                                        $(454,309)  $ (329,199)
      Add:  Stock Based Employee Compensation
      expense included in reported net loss, net of
      related tax effects                                        -            -

      Deduct:  Total Stock Based Employee
      Compensation expense determined under
      fair value based method for all awards, net of
      related tax effects                                  (15,363)     (55,255)

      Pro Forma                                           (469,672)    (384,454)

      Basic and Diluted Loss per Share
                As reported                               $  (0.00)    $  (0.00)
                Pro Forma                                 $  (0.00)    $  (0.00)

                               MACHINETALKER, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005



3.   CAPITAL STOCK

     At June 30, 2005, the Company's authorized stock consists of 500,000,000 shares of common stock, par value of $0.01 per share. During the six months ended June 30, 2005, the Company issued 13,720,000 shares of common stock at a purchase price of $0.025 per share; 3,100,000 shares of common stock at a purchase price of $0.10 per share. These issuances were made pursuant to Rule 506 of Regulation D promulgated under section 4(2) of the Securities Act of 1933, as amended. The Company also issued 267,050 shares of common stock for services rendered (248,500 at $0.025; 18,550 at $0.10).

4.   STOCK OPTIONS AND WARRANTS

     Stock Options
     -------------
     The Company adopted a Stock Option Plan for the purposes of granting stock options to its employees and others providing services to the Company, which reserves and sets aside for the granting of Options for Twenty Million (20,000,000) shares of Common Stock. Options granted under the Plan may be either Incentive Options or Nonqualified Options and shall be administered by the Company's Board of Directors ("Board"). Each option shall be exercisable in full or in installments and at such times as designated by the Board. Notwithstanding any other provision of the Plan or of any Option agreement, each Option shall expire on the date specified in the Option agreement, which date shall not be later than the tenth anniversary from the effective date of the option. During the six months ended June 30, 2005 and 2004, the Company granted 0 stock options and 7,000,000 stock options respectively, as adjusted for the ten for one forward split of the Company's common stock which occurred in September 2004. The 7,000,000 stock options were granted on or about February 15, 2004 and vest as follows: 25% one year after the date of grant and 1/36 every 30 days thereafter until the remaining stock options have vested. These stock options are exercisable for a period of ten years from the date of grant at an exercise price of $0.05 per share, as adjusted for the ten for one forward split of the Company's common stock. In August 2004, the Company granted 1,000,000 stock options, as adjusted to reflect the ten for one forward split of the Company's common stock, at an exercise price of $0.025 per share and exercisable for a period of ten years from the date of grant. These options vest as follows: 25% one year after the date of grant and 1/36 every 30 days thereafter until the remaining stock options have vested.

     SFAS 123, Accounting for Stock-Based Compensation, requires pro forma information regarding net income (loss) using compensation that would have been incurred if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value of options granted was determined using the Black Scholes method with the following assumptions:

                                                                Stock Options
                                                                2005 and 2004
                                                            --------------------
        Risk free interest rate                                 4.00% to 4.28%
        Stock volatility factor                                 1%
        Weighted average expected option life                   10 years
        Expected dividend yield                                 None

     A summary of the Company's stock option activity and related information for the six months ended June 30, is as follows:

                               MACHINETALKER, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005


                                                                   2005                            2004
                                                         ---------------------------     ----------------------------
                                                                           Weighted                        Weighted
                                                             Number        average           Number         average
                                                               of          exercise            of          exercise
                                                            Options         price           Options          price
                                                         -----------    ------------     ------------    ------------
Outstanding at the beginning of the period                 8,000,000    $     0.047        1,600,000     $     0.050
Granted                                                            -              -        7,000,000           0.050
Exercised                                                          -              -                -               -
Expired                                                            -              -                -               -
                                                         -----------    ------------     ------------    ------------
Outstanding at the end of the period                       8,000,000    $     0.047        8,600,000     $     0.050
                                                         ===========    ============     ============    ============
Exercisable at the end of period                           5,490,411    $     0.047        3,962,500     $     0.050
                                                         ===========    ============     ============    ============
Weighted average fair value of
  options granted during the period                                     $         -                      $     0.016
                                                                        ============                     ============

     The Black Scholes option valuation model was developed for use in estimating the fair value of traded options and warrants, which do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options and warrants have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options or warrants.

     The weighted average remaining contractual life of options outstanding issued under the plan as of June 30, 2005 was as follows:

                                                                   Weighted               Weighted              Weighted
                                                                    Average               Average                Average
                             Stock                 Stock           Remaining           Exercise Price        Exercise Price
   Exercisable              Options               Options         Contractual            of Options            of Options
      Prices              Outstanding           Exercisable      Life (years)           Outstanding            Exercisable
-------------          ---------------       ---------------    --------------         --------------       ----------------
$       0.025              1,000,000               623,973          9.1 years          $      0.025         $       0.025
$       0.050              7,000,000             4,866,438          8.6 years          $      0.050         $       0.050
                       ---------------       ---------------
                           8,000,000             5,490,411
                       ===============       ===============

     Warrants
     --------
     During the six months ended June 30, 2005 the Company granted a total of 4,077,000 warrants to purchase a total of 4,077,000 shares of the Company's common stock to fifteen individuals for marketing services rendered to the Company, of which 3,292,000 are exercisable at $0.025 per share and expire in January 2010; 525,000 are exercisable at $0.10 per share and expire in March 2010; and 260,000 are exercisable at $0.10 per share and expire in April 2010. The fair market value for the warrants were $27,851, and was determined using the Black Scholes pricing model.

                               MACHINETALKER, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2005



5.   RELATED PARTY

     The Company leases its premises from a company in which our majority shareholders are minority shareholders pursuant to a three year lease, which expires on August 20, 2006 with the option to extend the lease term for one year. The rent expense for the six months ended June 30, 2005 and 2004 amounted to $7,132.

     At March 31, 2004, loans from the Company's President and Chief Executive Officer, were converted to equity and to convertible debentures. $400,000 was converted into equity, and $436,000 was converted into debentures with interest payable at the rate of 6% per year, principal due July 2009, convertible into 17,440,000 shares of common stock at $0.025 per share.

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Board of Directors
     MachineTalker, Inc.



         We have audited the accompanying balance sheets of MachineTalker, Inc. (a Delaware corporation in the development stage) as of December 31, 2004 and 2003 and the related statements of operations, shareholders' deficit and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audits in accordance with auditing standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MachineTalker, Inc. as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses and has generated negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     /s/Rose, Snyder & Jacobs
     ------------------------
     Rose, Snyder & Jacobs
     A Corporation of Certified Public Accountants

     Encino, California


     March 18, 2005

                              MACHINETALKER, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003

                                                                                                     2004              2003
                                                                                               ------------------ ----------------
                                            ASSETS

CURRENT ASSETS
Cash                                                                                           $         132,459  $             -
Accounts Receivable                                                                                      180,000                -
                                                                                               ------------------ ----------------
TOTAL CURRENT ASSETS                                                                                     312,459                -
                                                                                               ------------------ ----------------

PROPERTY & EQUIPMENT, at cost
Machinery & Equipment                                                                                      9,263                -
Computer equipment                                                                                        17,828           17,828
Furniture & Fixture                                                                                        4,595            2,814
                                                                                               ------------------ ----------------
                                                                                                          31,686           20,642

Less accumulated depreciation                                                                            (10,687)          (6,299)
                                                                                               ------------------ ----------------
NET PROPERTY AND EQUIPMENT                                                                                20,999           14,343
                                                                                               ------------------ ----------------

OTHER ASSETS
Security Deposit                                                                                             475              475
                                                                                               ------------------ ----------------

  TOTAL ASSETS                                                                                 $         333,933  $        14,818
                                                                                               ================== ================


                            LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable                                                                               $          20,308  $        42,247
Accrued expenses                                                                                          15,603           28,111
Note Payable, shareholders (note 6)                                                                        6,000           46,466
Payroll Tax Liabilities                                                                                      191                -
                                                                                               ------------------ ----------------
TOTAL CURRENT LIABILITIES                                                                                 42,102          116,825
                                                                                               ------------------ ----------------

LONG TERM LIABILITIES
Notes Payable, shareholders (note 6)                                                                     436,000          738,958
                                                                                               ------------------ ----------------
TOTAL  LIABILITIES                                                                                       478,102          855,783
                                                                                               ------------------ ----------------

SHAREHOLDERS' DEFICIT
Common stock, $.001 par value;
20,000,000 authorized shares through June 16th, 2004;
500,000,000 shares from June 17th, 2004;
141,930,000 and 8,276,000 shares issued and outstanding                                                  141,930            8,276
Additional paid in capital                                                                             1,534,070          397,474
Accumulated deficit during the development stage                                                      (1,820,169)      (1,246,715)
                                                                                               ------------------ ----------------

TOTAL SHAREHOLDERS' DEFICIT                                                                             (144,169)        (840,965)
                                                                                               ------------------ ----------------

  TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                                                  $         333,933  $        14,818
                                                                                               ================== ================

          Report of Independent Registered Public Accounting Firm and
                         Notes to Financial Statements

                                    Page F-13

                             MACHINETALKER, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                                                  From Inception
                                                                                                                 January 30,2002
                                                                                                                      through
                                                                    2004                      2003              December 31, 2004
                                                           -----------------------    ----------------------   ---------------------

REVENUE                                                    $              204,833     $          -             $            204,833
                                                           -----------------------    ----------------------   ---------------------


COSTS AND EXPENSES
Salaries                                                                  108,270                    72,000                 518,870
Professional fees                                                          84,133                    86,970                 354,910
Research and development                                                  210,776                   109,228                 459,516
Rent                                                                       14,264                    27,429                 117,316
Insurance expenses                                                          8,137                    17,543                  42,418
Depreciation and amortization                                               4,388                     3,968                  15,787
Payroll taxes                                                              17,821                    10,127                  62,045
Office expense                                                             20,586                    14,900                  59,006
Meals and entertainment                                                     1,764                     1,426                   8,590
Travel                                                                     15,291                    10,328                  44,113
Advertising                                                                    91                     2,755                   3,196
Marketing Services                                                        256,250                         -                 256,250
                                                           -----------------------    ----------------------   ---------------------

TOTAL COSTS AND EXPENSES                                                  741,769                   356,674               1,942,017
                                                          -----------------------    ----------------------   ---------------------

LOSS FROM OPERATIONS                                                     (536,936)                 (356,674)             (1,737,184)
                                                          -----------------------    ----------------------   ---------------------

OTHER (EXPENSE)
Interest Expense                                                          (36,518)                  (37,441)                (82,985)
                                                           -----------------------    ----------------------   ---------------------


NET LOSS                                                   $             (573,454)    $            (394,115)   $         (1,820,169)
                                                           =======================    ======================   =====================


BASIC AND DILUTED LOSS PER SHARE                           $                (0.01)    $               (0.00)
                                                           =======================    ======================

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
      BASIC AND DILUTED                                               112,436,932                90,290,630
                                                           =======================    ======================





         Report of Independent Registered Public Accounting Firm and
                         Notes to Financial Statements

                                     Page F-14

                               MACHINETALKER, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF SHAREHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                                Accumulated
                                                                                               Deficit During
                                                                                 Additional         the
                                                          Common stock            Paid-in       Development
                                                   ---------------------------
                                                     Shares         Amount         Capital         Stage          Total
                                                   ------------ -------------- --------------- -------------- -------------
Balance from original
Issuance at January 30, 2002
($0.0017 per share) ($7,650 in cash
and a patent at a fair value of $5,100)              7,500,000        $ 7,500         $ 5,250            $ -      $ 12,750

Issuance of common stock
in February and March 2002($0.50 per share in cash)    250,000            250         124,750              -       125,000

Issuance of common stock in April 2002
(20,000 shares at $0.50 per share in cash)              20,000             20           9,980              -        10,000

Issuance of common stock in April 2002
 (20,000 shares as finders fees)                        20,000             20             (20)             -             -

Issuance of common stock in May 2002
(140,000 shares at $0.50 per share in cash)            140,000            140          69,860              -        70,000

Issuance of common stock in May 2002
(20,000 shares as finders fees)                         20,000             20             (20)             -             -

Issuance of common stock in June 2002
($1.00 per share in cash)                               50,000             50          49,950              -        50,000

Net Loss                                                     -              -               -       (852,600)     (852,600)
                                                   ------------ -------------- --------------- -------------- -------------
Balance at December 31, 2002                         8,000,000          8,000         259,750       (852,600)     (584,850)

Issuance of common stock in January 2003
 ($1.00 per share in cash)                             128,000            128         127,872              -       128,000

Issuance of common stock in March 2003
 ($1.00 per share in cash)                              10,000             10           9,990              -        10,000

Net Loss                                                     -              -               -       (394,115)     (394,115)
                                                   ------------ -------------- --------------- -------------- -------------
Balance, December 31, 2003                           8,138,000          8,138         397,612     (1,246,715)     (840,965)

Issuance of common stock in January 2004
  (25,000 shares valued at $6,250 for services)         25,000             25           6,225              -         6,250

Issuance of common stock in June 2004
  (16,000,000 shares at $0.025 per share
  in conversion of debt)                            16,000,000         16,000         384,000              -       400,000

Issuance of common stock in June 2004
  (10,000,000 shares at $0.025 per share
   for services)                                    10,000,000         10,000         240,000              -       250,000

Stock Split                                         83,207,000         83,207         (83,207)             -             -

Issuance of common stock at $0.025 per share
  in July through December 31, 2004 for cash        24,560,000         24,560         589,440              -       614,000

Net Loss                                                     -              -               -       (573,454)     (573,454)
                                                   ------------ -------------- --------------- -------------- -------------

Balance at December 31, 2004                       141,930,000      $ 141,930     $ 1,534,070   $ (1,820,169)   $ (144,169)
                                                   ============ ============== =============== ============== =============

         Report of Independent Registered Public Accounting Firm and
                         Notes to Financial Statements

                                    Page F-15

                               MACHINETALKER, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                                                    From Inception
                                                                                                                   January 30, 2002
                                                                                                                        through
                                                                                2004                 2003          December 31,2004
                                                                        -------------------- -------------------- ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                $          (573,454) $          (394,115) $      (1,820,169)
Adjustment to reconcile net loss to net cash
  used in operating activities
Depreciation and amortization                                                         4,388                3,968             15,787
Issuance of common shares for marketing services                                    256,250                    -            256,250
(Increase) Decrease in:
 Accounts receivable                                                               (180,000)                   -           (180,000)
 Deposits                                                                                                   (475)              (475)
Increase (Decrease) in:
   Accounts payable                                                                  (7,804)             (73,300)            20,308
   Accrued expenses                                                                  36,178                1,496             49,624
Payroll tax liabilities                                                                 191                    -                191
                                                                        -------------------- -------------------- ------------------

NET CASH USED IN OPERATING ACTIVITIES                                              (464,251)            (462,426)        (1,658,484)
                                                                        -------------------- -------------------- ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                                                  (11,043)                   -            (31,685)
                                                                        -------------------- -------------------- ------------------

NET CASH USED IN INVESTING ACTIVITIES                                               (11,043)                   -            (31,685)
                                                                        -------------------- -------------------- ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank overdraft                                                                      (42,247)              25,405                  0
Proceeds from Advances from Shareholders                                             36,000              299,020            807,978
Proceeds from issuance of common stock                                              614,000              138,000          1,007,000
                                                                        -------------------- -------------------- ------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                           607,753              462,425          1,814,978
                                                                        -------------------- -------------------- ------------------

NET INCREASE IN CASH                                                                132,459                    -            124,809

CASH, BEGINNING OF YEAR                                                                   -                    -              7,650
                                                                        -------------------- -------------------- ------------------

CASH, END OF YEAR                                                       $           132,459  $                 -  $         132,459
                                                                        ==================== ==================== ==================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Interest paid                                                        $            36,518  $            37,441  $          82,985
                                                                        ==================== ==================== ==================

SUPPLEMENTAL  SCHEDULE OF NON-CASH  TRANSACTIONS
     During the year ended December 31, 2004, the Company issued 25,000 common shares valued at $6,250 for marketing services; 16,000,000 common shares for conversion of $400,000 of debt; and 10,000,000 common shares valued at $250,000 for marketing services.



         Report of Independent Registered Public Accounting Firm and
                         Notes to Financial Statements

                                    Page F-16

                              MACHINETALKER, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                           December 31, 2004 and 2003

1.   ORGANIZATION AND LINE OF BUSINESS

     ORGANIZATION

     MachineTalker, Inc. (the "Company") was incorporated in the state of Delaware on January 30, 2002. The Company, based in Goleta, California, began operations on January 30, 2002 to develop and market a wireless control technology. The Company's founders are also the principal owners of SecureCoin, Inc. ("SecureCoin"). As part of MachineTalker's initial capitalization, the Company's founders have contributed certain intellectual property that was developed at and acquired from SecureCoin. SecureCoin assigned all rights to that intellectual property to the co-founders in January 2002, and those co-founders then contributed the intellectual property rights to the Company in connection with its formation. This intellectual property, including a provisional patent, forms the core of MachineTalker's proprietary smart security network technology.

     LINE OF BUSINESS

     The Company is currently in the stage of developing wireless networking products that combine microcomputers and wireless radio components in a single package that can be used to service a variety of attachments, including Sensors for measuring temperature, pressure, motion, vibration, location and many other parameters. These "MachineTalkers" can then be programmed to form local wireless networks with other MachineTalkers to process the Sensor data collectively in real time and on a local basis. This allows governments, businesses and individuals to rapidly deploy wireless security systems to protect and monitor things, places and people.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of significant accounting policies of MachineTalker, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

     GOING CONCERN
     The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company does not generate significant revenue, and has negative cash flows from operations, which raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, an additional cash infusion. As discussed in note 6, the Company has obtained funds from its shareholders since its' inception through 2004. Management believes this funding will continue, and is also actively seeking new investors. Management believes the existing shareholders and the prospective new investors will provide the additional cash needed to meet the Company's obligations as they become due, and will allow the development of its core of business.

     DEVELOPMENT STAGE ACTIVITIES AND OPERATIONS
     The Company has been in its initial stages of formation and for the year ended December 31, 2004, had insignificant revenues. FASB #7 defines a development stage activity as one in which all efforts are devoted substantially to establishing a new business and even if planned principal operations have commenced, revenues are insignificant.

            Report of Independent Registered Public Accounting Firm

                              MACHINETALKER, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                           December 31, 2004 and 2003

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     REVENUE RECOGNITION
     The Company recognizes revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured. To date the Company has had minimal revenue and is still in the development stage.

     CASH AND CASH EQUIVALENT
     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements. Significant estimates made in preparing these financial statements include the estimate of useful lives of property and equipment, the deferred tax valuation allowance, and the fair value of stock options. Actual results could differ from those estimates.

     PROPERTY AND EQUIPMENT
     Property and equipment are stated at cost, and are depreciated using the straight-line method over 5 years.

     FAIR VALUE OF FINANCIAL INSTRUMENTS
     SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", requires disclosure of the fair value information, whether or not recognized in the balance sheet, where it is practicable to estimate that value. As of December 31, 2004 and 2003, the amounts reported for cash, accounts receivable, accounts payable, accrued interest and other expenses, and notes payable approximate the fair value because of their short maturities.

     ADVERTISING
     The Company expenses  advertising costs as incurred.  Advertising costs for
     the  years  ended   December   31,  2004  and  2003  were  $91  and  $2,755
     respectively.

     RESEARCH AND DEVELOPMENT COSTS
     Research and development costs are expensed as incurred. These cost consist primarily of salaries and direct payroll related costs. The costs for the years ended December 31, 2004 and 2003 were $207,326 and $109,228 respectively.

     STOCK-BASED COMPENSATION
     The Company accounts for employee stock option grants in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations (APB 25), and has adopted the "disclosure only" alternative described in Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS No. 123 had been applied.

     LOSS PER SHARE CALCULATIONS
     The Company adopted Statement of Financial Standards ("SFAS") No. 128 for the calculation of "Loss per Share". SFAS No. 128 dictates the calculation of basic earnings per share and diluted earnings per share. Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares available. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. The Company's diluted loss per share is the

           Report of Independent Registered Public Accounting Firm

                              MACHINETALKER, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                           December 31, 2004 and 2003


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     same as the basic loss per share for the years ended December 31, 2004, and 2003 as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss. The weighted average number of shares used for the calculation of the loss per share considers the stock split as if it had occurred on January 1, 2003.

     INCOME TAXES
     The Company  uses the  liability  method of  accounting  for income  taxes.
     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. The measurement of deferred tax assets and liabilities is based on provisions of applicable tax law. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance based on the amount of tax benefits that, based on available evidence, is not expected to be realized.

     RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
     In December 2002, the Financial Accounting Standards Board ("FASB") issued SFAS 148, Accounting for Stock-Based Compensation - Transition and Disclosure. This Statement amends SFAS 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on the reported results. The disclosure requirements of this statement were effective for our years ended December 31, 2004 and 2003.

     In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123R, Share-based Payment. SFAS 123R revises SFAS 123 and supersedes APB 25. SFAS 123R will be effective for the year ending December 31, 2006, and applies to transactions in which an entity exchanges its equity instruments for goods or services and also applies to liabilities an entity may incur for goods or services that are to follow a fair value of those equity instruments. Under SFAS 123R, we will be required to follow a fair value approach using an option-pricing model, such as the Black Schole option valuation model, at the date of a stock option grant. The deferred compensation calculated under the fair value method would then be amortized over the respective vesting period of the stock option. The adoption of SFAS 123R is expected to have a material impact on our results of operations.

     In January 2003, the FASB issued FASB Interpretation No. 46 (FIN46) "Consolidation of Variable Interest Entities, and Interpretation of ARB 51." This interpretation addresses consolidation by business enterprises of certain variable interest entities (VIEs). The Interpretation as amended is effective immediately for all enterprises with interests in VIEs created after January 31, 2003. In December 2003, the FASB issued a revised version of FIN46 (FIN46R), which clarified the provisions of FIN46 by addressing implementation issues. FIN46R must be applied to all entities subject to the Interpretation as of the first interim quarter ending after March 15, 2004. The adoption of this interpretation did not impact the financial statements.


3.   DEFERRED TAX BENEFIT

     At December 31, 2004, the Company has federal and state cumulative net operating loss carryforwards of approximately $1,564,000 that expire through 2024. The Company also has tax credits, totaling approximately $625,000 to offset future Federal and State income taxes. For financial reporting purpose, a valuation allowance has been recognized in an amount equal to such deferred tax assets due to the uncertainty surrounding their ultimate realization.

            Report of Independent Registered Public Accounting Firm

                              MACHINETALKER, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                           December 31, 2004 and 2003

4.   CAPITAL STOCK

     At December 31, 2004, the Company's authorized stock consists of 500,000,000 shares of common stock, par value $0.001 per share. In September 2004, the Company effected a ten for one forward split of its common stock. As adjusted to reflect the split, during the year ended December 31, 2004, the Company issued 250,000 shares of common stock for services rendered valued at $6,250; 24,560,000 shares of common stock at a purchase price of $0.025 per share pursuant to a private placement made pursuant to Rule 506 of Regulation D promulgated under section 4(2) of the Securities Act of 1933, as amended (the "Private Placement"), 16,000,000 shares of common stock for conversion of debt of $400,000 as part of the Private Placement, and 10,000,000 shares of common stock for services rendered valued at $250,000. As adjusted to reflect the split and certain anti-dilution provisions applicable until the registration of such shares of common stock, during the year ended December 31, 2003, the Company issued 5,520,000 shares of common stock for cash of $138,000.

5.   STOCK OPTIONS

     The Company adopted a Stock Option Plan for the purposes of granting stock options to its employees and others providing services to the Company, which reserves and sets aside for the granting of Options for Twenty Million (20,000,000) shares of Common Stock. Options granted under the Plan may be either Incentive Options or Nonqualified Options and shall be administered by the Company's Board of Directors ("Board"). Each option shall be exercisable in full or in installments and at such times as designated by the Board. Notwithstanding any other provision of the Plan or of any Option agreement, each Option shall expire on the date specified in the Option agreement, which date shall not be later than the tenth anniversary from the effective date of this option. During the years ended December 31, 2004 and 2003, the Company granted 8,000,000 and 1,600,000 stock options, respectively, with effective dates of March 19, 2003 through August 1, 2004. The stock options vest as follows: 25% one year after the date of grant and 1/36 every 30 days thereafter until the remaining stock options have vested. The stock options are exercisable for a period of ten years from the date of grant at an exercise price of $0.025 or $0.05 per share, as adjusted for the ten for one forward split of the Company's common stock.

     SFAS 123, Accounting for Stock-Based Compensation, requires pro forma information regarding net income (loss) using compensation that would have been incurred if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value of options granted was determined using the Black Schole method with the following assumptions:

                                                                           2004                  2003
                                                                    --------------------  -------------------
Risk free interest rate                                             4.08% to 4.28%        3.81%
Stock volatility factor                                             1%                    1%
Weighted average expected option life                               10 years              10 years
Expected dividend yield                                             None                  None

           Report of Independent Registered Public Accounting Firm

                              MACHINETALKER, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                           December 31, 2004 and 2003


5.   STOCK OPTIONS (continued)

A summary of the Company's stock option activity and related information follows:


                                                             Weighted                         Weighted
                                               Number        average            Number        average
                                                 of          exercise             of          exercise
                                              Options         price            Options         price
                                              -------------  ---------------   --------------  ----------
Outstanding, beginning of year                 1,600,000        $ 0.050                  -      $     -
Granted                                        8,000,000        $ 0.047          1,600,000      $ 0.050
Exercised                                              -              -                  -            -
Expired                                       (1,600,000)         (0.05)                 -            -
                                              -------------  ---------------   --------------  ----------
Outstanding, end of year                       8,000,000        $ 0.047          1,600,000      $ 0.050
                                              =============  ===============   ==============  ==========
Exercisable at the end of year                 4,498,630        $ 0.047            714,520      $ 0.050
                                              =============  ===============   ==============  ==========
Weighted average fair value of
  options granted during the year                               $ 0.047                         $ 0.050
                                                             ===============                   ==========

The Black Schole option valuation model was developed for use in estimating the fair value of traded options, which do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

The weighted average remaining contractual life of options outstanding issued under the plan as of December 31, 2004 was as follows:

                                                                   Weighted               Weighted              Weighted
                                                                    Average               Average                Average
                             Stock                 Stock           Remaining           Exercise Price        Exercise Price
   Exercisable              Options               Options         Contractual            of Options            of Options
      Prices              Outstanding           Exercisable      Life (years)           Outstanding            Exercisable
-------------          -----------------     ----------------    -------------         -----------------    ----------------
      $ 0.025                 1,000,000               500,000      9.7 years               $ 0.025               $ 0.025
      $ 0.050                 7,000,000             3,998,630      9.1 years               $ 0.050               $ 0.050
                              ----------            ----------
                              8,000,000             4,498,630
                              ==========            =========

The Company has adopted only the disclosure provisions of SFAS No. 123. It applies APB 25 and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans.

If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under this plan consistent with the methodology prescribed by SFAS No. 123, the Company's net income and earnings per share would be reduced to the pro forma amounts indicated below for the years ended December 31, 2004 and 2003:

           Report of Independent Registered Public Accounting Firm

                              MACHINETALKER, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                           December 31, 2004 and 2003

                                                                    2004           2003
                                                                    ----           ----
          Net Loss
              As reported                                          $(573,454)    $ (394,115)
              Add:  Stock Based Employee Compensation
              expense included in reported net loss, net of
              related tax effects                                          -              -

              Deduct:  Total Stock Based Employee
              Compensation expense determined under
              fair value based method for all awards, net of
              related tax effects                                    (74,623)       (11,145)

              Pro Forma                                             (648,077)      (405,260)

              Basic and Diluted Loss per Share
                          As reported                              $  ( 0.01)     $  ( 0.00)
                          Pro Forma                                $  ( 0.01)     $  ( 0.00)

6.   RELATED PARTY

The Company leases its premises from a company in which our majority shareholders are minority shareholders pursuant to a three year lease which expires on August 20, 2006, with the option to extend the lease term for one year. The rent expense for the years ended December 31, 2004 and 2003 amounted to $14,264 and $27,429 respectively.

During the year ended December 31, 2004, loans from the Company's President and Chief Executive Officer, were converted to equity and to convertible debentures. Four hundred thousand dollars was converted into equity, and $436,000 was converted into debentures with interest payable at the rate of 6% per year, principal due July 2009, convertible into 17,440,000 shares of common stock at $0.025 per share. Also, during the year ended December 31, 2004, one of Company's shareholders loaned the Company $6,000 to fund the Company's expenses. The loan bears interest at 6% and is due on demand.

           Report of Independent Registered Public Accounting Firm
                                      F-22

UNTIL 25 DAYS AFTER THE DATE OF THIS PROSPECTUS, ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                              73,367,050 Shares of

                                  Common Stock

                             PRELIMINARY PROSPECTUS



                                October 21, 2005

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under   Delaware   General   Corporation   Law  and  our   Articles  of
Incorporation, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation of its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties including gross negligence.

         Insofar as an indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted for directors, officers or persons controlling MTI pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission each indemnification is against public policy as expressed in the Act and is therefore unenforceable.


Item 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Shares being registered hereby. All of the amounts shown are estimates except for the Securities and Exchange Commission (the "Commission") registration fee and the National Association of Securities Dealers ("NASD") filing fee.

         Commission Registration Fee                    $    929.56
         Accounting Fees and Expenses                   $ 33,000.00
         Legal Fees and Expenses                        $ 45,000.00
         Printing and Engraving Expenses                $  5,000.00
         Transfer Agent Fees                            $  2,200.00
         Miscellaneous Expenses                         $  5,000.00
                                                   --------------------
                                   TOTAL                $ 91,129.56
                                                   ====================

Item 26.  RECENT SALES OF UNREGISTERED SECURITIES

         In June 2005, we completed a private placement of 3,100,000 shares of our common stock (the "Common Stock") for a purchase price of $0.10 per share, raising total capital of $310,000 from approximately 52 investors. The private placement was made pursuant to Regulation D of Rule 506 of the Securities Act of 1933, as amended (the "Securities Act").

         On June 16, 2005, we issued warrants to purchase an aggregate of 200,000 shares of Common Stock at an exercise price of $0.10 per share to four investors for services rendered. The warrants expire on June 16, 2010.

         In May 2005, we issued 267,050 shares of common stock to Andrew Slonka in consideration for engineering services.

         On April 28, 2005, we issued warrants to purchase an aggregate of 5,000 shares of Common Stock at an exercise price of $0.10 per share to one investor for services rendered. The warrants expire on April 28, 2010.

         On April 18, 2005, we issued warrants to purchase an aggregate of 55,000 shares of Common Stock at an exercise price of $0.10 per share to three investors for services rendered. The warrants expire on April 18, 2010.

         On March 23, 2005, we issued warrants to purchase an aggregate of 525,000 shares of Common Stock at an exercise price of $0.10 per share to four investors for services rendered. The warrants expire on March 23, 2010.

         On January 28, 2005, we issued warrants to purchase an aggregate of 3,292,000 shares of Common Stock at an exercise price of $0.025 per share to eight investors for services rendered. The warrants expire on January 28, 2010.

         In January 2005, we completed a private placement of 54,280,000 shares of our Common Stock for a purchase price of $0.025 per share, raising total capital of $1,357,000 from approximately 57 investors, of which 16,000,000 were acquired by Roland F. Bryan, the Chairman, Chief Executive Officer, and President of MTI through the conversion of $400,000 of a loan made by him to us. The private placement was made pursuant to Regulation D of Rule 506 of the Securities Act.

         In June 2004, we issued 10,000,000 shares of common stock, as adjusted to reflect the ten for one forward split of our Common Stock which became effective in September 2004, to Corporate Strategies, Inc. in consideration for assisting us with the preparation of our business plan.

         In January 2004, we issued 25,000 shares of Common Stock to Mikell Becker in consideration for arranging and assisting us with sales presentations. In light of the ten for one forward split of our Common Stock which occurred on September 7, 2004, this investor now owns 250,000 shares of Common Stock.

         In March 2003, we completed a private placement of 188,000 shares of Common Stock for a purchase price of $1.00 per share, raising total capital of $188,000 from approximately 10 investors. The shares of Common Stock issued pursuant to this private placement contain certain anti-dilution provisions applicable until the registration of such shares of Common Stock. Accordingly, in light of the ten for one forward split of our Common Stock which occurred on September 7, 2004 and the subsequent private placement of our Common Stock for a purchase price of $0.025 per share which was completed in January 2005, these investors were each issued 39 additional shares of Common Stock for each share of Common Stock originally purchased by them. These investors now own 7,520,000 shares of Common Stock. The private placement was made pursuant to Regulation D of Rule 506 of the Securities Act.

         In May 2002, we completed a private placement of 410,000 shares of Common Stock for a purchase price of $0.50 per share, raising total capital of $205,000 from approximately 57 investors. The shares of Common Stock issued pursuant to this private placement contain certain anti-dilution provisions applicable until the registration of such shares of Common Stock. Accordingly, in light of the ten for one forward split of our Common Stock which occurred on September 7, 2004 and the subsequent private placement of our Common Stock for a purchase price of $0.025 per share which was completed in January 2005, these investors were each issued 19 additional shares of Common Stock for each share of Common Stock originally purchased by them. These investors now own 8,200,000 shares of Common Stock. The private placement was made pursuant to Regulation D of Rule 506 of the Securities Act.


Item 27.  EXHIBITS

3.1  Articles of Incorporation (1)
3.2  Amendments to Articles of Incorporation (1)
3.3  Bylaws (1)
4.1  Specimen Certificate for Common Stock (1)
4.2  2002 Stock Option Plan (1)
4.3  Form of Incentive Stock Option Agreement (1)
4.4  Form of Non Qualified Stock Option Agreement (1)
5.1 Opinion of Richardson & Associates as to the legality of the securities being registered
10.1 Lease Agreement by and between MachineTalker, Inc. and SecureCoin, Inc., dated August 20, 2003 (1)
10.2 Agreement No. CA-00062 by and between MachineTalker, Inc. and Kellogg, Brown & Root Services, Inc., dated December 20, 2004 (1)(2)
10.3 Agreement by and between MachineTalker, Inc. and Science Applications International Corporation, dated July 1, 2004 (1)
23.1 Consent of Richardson & Associates (included as part of Exhibit 5.1).
23.2 Consent of Rose, Snyder & Jacobs, A Corporation of Certified Public Accountants.
24.1 Power of Attorney (contained on page II-4 hereof).

------------------------

(1) Incorporated by reference to the Form SB-2 Registration Statement filed with the Securities and Exchange Commission dated August 1, 2005.

(2) Certain portions of this exhibit have been omitted based upon a request by the Company for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended, and its equivalent rule under the Securities Exchange Act of 1934, as amended. The non-public information has been filed with the Securities and Exchange Commission.

Item 28.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the finial adjudication of such issue.


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roland F. Bryan, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or the substitute or substitutes of him, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on October 21, 2005


                                    MACHINETALKER, INC.

                                    By: /s/    Roland F. Bryan
                                    -------------------------------
                                    Roland F. Bryan, President, Chief Executive
                                    Officer, Principal Financial/Accounting
                                    Officer and Chairman


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                                   Date
--------------------------   -----------------------------------     ------------------

/s/ ROLAND F. BRYAN          President, Chief Executive Officer,     October 21, 2005
-------------------          Principal Financial/Accounting, and
    ROLAND F. BRYAN          Chairman


/s/ CHRISTOPHER KLEVELAND    Vice President of Operations,           October 21, 2005
-------------------------    Secretary, and Director
    CHRISTOPHER KLEVELAND

/s/ BRIAN ALTOUNIAN          Director                                October 21, 2005
-------------------
    BRIAN ALTOUNIAN


EXHIBIT          DESCRIPTION
NO.

3.1  Articles of Incorporation (1)
3.2  Amendments to Articles of Incorporation (1)
3.3  Bylaws (1)
4.1  Specimen Certificate for Common Stock (1)
4.2  2002 Stock Option Plan (1)
4.3  Form of Incentive Stock Option Agreement (1)
4.4  Form of Non Qualified Stock Option Agreement (1)
5.1 Opinion of Richardson & Associates as to the legality of the securities being registered
10.1 Lease Agreement by and between MachineTalker, Inc. and SecureCoin, Inc., dated August 20, 2003 (1)
10.2 Agreement No. CA-00062 by and between MachineTalker, Inc. and Kellogg, Brown & Root Services, Inc., dated December 20, 2004 (1)(2)
10.3 Agreement by and between MachineTalker, Inc. and Science Applications International Corporation, dated July 1, 2004 (1)
23.1 Consent of Richardson & Associates (included as part of Exhibit 5.1).
23.2 Consent of Rose, Snyder & Jacobs, A Corporation of Certified Public Accountants.
24.1 Power of Attorney (contained on page 7 hereof).
-------------------

(1) Incorporated by reference to the Form SB-2 Registration Statement filed with the Securities and Exchange Commission dated August 1, 2005.

(2) Certain portions of this exhibit have been omitted based upon a request by the Company for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended, and its equivalent rule under the Securities Exchange Act of 1934, as amended. The non-public information has been filed with the Securities and Exchange Commission.